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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Douglas Dynamics, Inc.
(Name of Registrant as Specified In Its Charter)

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Douglas Dynamics, Inc.
7777 N. 73rd Street
Milwaukee, WI 53223

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Douglas Dynamics, Inc.:

        On behalf of our Board of Directors, you are cordially invited to attend our 2015 annual meeting of stockholders, which will be held on Wednesday, April 29, 2015, at 2:00 p.m. (Central Time) at The Pfister Hotel, 424 East Wisconsin Avenue, Milwaukee, WI 53202, for the following purposes:

  1.
  Election of three persons to our Board of Directors, one to hold office until the 2017 annual meeting of stockholders and two to hold office until the 2018 meeting of stockholders;

  2.
  Advisory vote to approve the compensation of our named executive officers as disclosed in the accompanying proxy statement;

  3.
  Ratification of the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm for 2015; and

  4.
  Transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.

        Our Board of Directors has fixed the close of business on March 4, 2015 as the record date for the determination of the stockholders entitled to notice of, and to vote at, our annual meeting. A proxy statement and proxy card are enclosed. Whether or not you expect to attend our annual meeting, it is important that you promptly complete, sign, date and mail the proxy card in the enclosed envelope so that you may vote your shares. If you hold your shares in a brokerage account, you should be aware that, if you do not instruct your broker how to vote within 10 days prior to the annual meeting, your broker will not be permitted to vote your shares for the election of directors or on the advisory vote on the compensation of our named executive officers.

        Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on April 29, 2015. The Douglas Dynamics, Inc. proxy statement for the 2015 Annual Meeting of Stockholders and the 2014 Annual Report to Stockholders are available at http://ir.douglasdynamics.com/index.cfm.

By order of the Board of Directors,

Robert McCormick
Executive Vice President, Chief Financial Officer and Secretary

Milwaukee, Wisconsin
March 31, 2015

PROXY STATEMENT
FOR 2015 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, APRIL 29, 2015

ATTENDANCE AND VOTING MATTERS

        Douglas Dynamics, Inc. ("we", "our", "us" or "Company"), a Delaware corporation, is mailing this proxy statement and the accompanying form of proxy to stockholders in connection with a solicitation of proxies by our Board of Directors ("Board") for use at our 2015 annual meeting of stockholders to be held on Wednesday, April 29, 2015 at 2:00 p.m. (Central Time) at The Pfister Hotel, 424 East Wisconsin Avenue, Milwaukee, WI 53202, and all adjournments or postponements thereof ("Annual Meeting"), for the purposes set forth in the attached Notice of 2015 Annual Meeting of Stockholders. Our common stock is listed on the New York Stock Exchange LLC ("NYSE") under the symbol PLOW.

Voting at Our Annual Meeting

        Execution of a proxy given in response to this solicitation will not affect a stockholder's right to attend our Annual Meeting and to vote in person. Presence at our Annual Meeting of a stockholder who has signed a proxy does not in itself revoke that proxy. Any stockholder giving a proxy may revoke it at any time before or at the Annual Meeting by giving notice thereof to us in writing, by attending our Annual Meeting and voting in person or by delivering a proxy bearing a later date.

Voting by Proxy

        You may arrange to vote your shares by proxy or by mail following the instructions in the form of proxy card. If you choose to vote by mail, please complete your proxy card and return it to us before our Annual Meeting. We will vote your shares as you direct on your properly executed proxy card. The shares represented by executed but unmarked proxies will be voted (i) FOR the election to our Board of the nominees for director named below, (ii) FOR approval of the compensation of our named executive officers as disclosed in this proxy statement, (iii) FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2015, and (iv) on such other business or matters as may properly come before our Annual Meeting in accordance with the best judgment of the persons named as proxies in the enclosed form of proxy. Other than the items noted above, our Board has no knowledge of any other matters to be presented for action by our stockholders at the Annual Meeting.

Who Can Vote and the Number of Votes You Have

        Only holders of record of our common stock at the close of business on March 4, 2015 ("Record Date") are entitled to notice of, and to vote at, our Annual Meeting. On the Record Date, 22,282,628 shares of our common stock were outstanding and entitled to vote. Each such share is entitled to one vote on each matter submitted for stockholder approval at our Annual Meeting.

        Participants in the Douglas Dynamics, L.L.C. 401(k) Plan (the "401(k) Plan") who have allocated amounts to the common stock fund in that Plan are entitled to instruct the trustee of the 401(k) Plan how to vote shares allocated to their accounts. To the extent participants do not provide timely directions to the trustee on how to vote the shares allocated to their accounts, the trustee will vote the shares with respect to which proper direction has not been received in the same proportion as those shares for which proper direction has been received.

Required Vote

        Proposal 1:    Directors are elected by a plurality of the votes cast at our Annual Meeting. To be elected by a "plurality" of the votes cast means that the individuals who receive the largest number of votes are elected as directors. Therefore, any shares not voted, whether by an indication on the proxy card that you wish to "withhold authority," by a broker non-vote (which may occur because brokers or other nominees who hold shares for you do not have the discretionary authority to vote your uninstructed shares in the election of directors) or otherwise, have no effect in the election of directors except to the extent that the failure to vote for an individual results in another individual receiving a larger number of votes.

        Proposal 2:    The affirmative vote of the holders of a majority of shares of our common stock represented and entitled to vote at our Annual Meeting is required to approve the advisory vote on compensation of our named executive officers. Consequently, broker non-votes will have no effect on approval of the resolution, but abstentions will act as a vote against approval of the resolution. Because your vote is advisory, it will not be binding on the Board or the Company. However, the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation.

        Proposal 3:    The affirmative vote of the holders of a majority of shares of our common stock represented and entitled to vote at our Annual Meeting is required for ratification of the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm for 2015. Consequently, broker non-votes will have no effect on approval of these matters, but abstentions will act as a vote against their approval.

        A quorum of stockholders is necessary to take action at our Annual Meeting. A majority of the outstanding shares of our common stock entitled to vote, represented in person or by proxy, will constitute a quorum of stockholders at our Annual Meeting. Votes cast by proxy or in person at our Annual Meeting will be tabulated by the inspector of election appointed for our Annual Meeting. Our assistant corporate secretary will serve as the inspector of election for our Annual Meeting. For purposes of determining whether a quorum is present, abstentions and broker non-votes (which may occur because brokers or other nominees who hold shares for you do not have the discretionary authority to vote your uninstructed shares in the election of directors or with respect to the advisory vote on the compensation of our named executive officers) will count toward the quorum requirement. For purposes of the election of directors, abstentions will have the same effect as votes withheld. For purposes of the advisory vote on the compensation of our named executive officers and the proposal to ratify our independent registered accounting firm, abstentions will have the same effect as votes against.

ELECTION OF DIRECTORS
(Proposal 1)

        Our Board currently consists of six members. Our Board is divided into three classes for purposes of election. The director or directors in one class are generally elected at each annual meeting of stockholders to serve for a three-year term and until their successors are duly elected and qualified. However, this year at our Annual Meeting, two directors from one class will be elected to hold office for a three-year term expiring at our 2018 annual meeting of stockholders and until their successors are duly elected and qualified and one director from another class will be elected to hold office for a two-year term expiring at our 2017 annual meeting of stockholders and until his successor is duly elected and qualified. The election of two directors from one class and one director from another class was necessitated by the resignation of two directors from one class on the date of our 2014 annual meeting of stockholders (our "2014 Annual Meeting") and the NYSE requirement that a majority of our directors be elected every two years. Other than these three directors, our other directors are not up for election this year and will continue in office for the remainder of their terms.

        As of the date of this proxy statement, each of the nominees for election has indicated that he is able and willing to serve as a director. However, if some unexpected occurrence should require our Board to substitute some other person or persons for one or more of the nominees, it is intended that the shares represented by proxies received and voted for such other candidate or candidates, or not voted, will be voted for another nominee or nominees selected by our Board.

Nominees for Election at the Annual Meeting

        The following sets forth certain information, as of the Record Date, about the nominees for election at our Annual Meeting. Each of the nominees is currently a director of our Company.

Director Nominees for Terms Expiring in 2018

        James L. Packard, 72, has been serving as a director since 2010. He is the retired Chairman, President and Chief Executive Officer of Regal-Beloit Corporation, a manufacturer of mechanical and electrical products. He served as President and Chief Executive Officer of Regal-Beloit Corporation from 1986 until 2002, and as Chairman from 1986 until 2006. Mr. Packard currently serves on the Board of Directors of Clarcor Inc. and The Manitowoc Company, Inc., ABC Supply Co. Inc., First National Bank & Trust Company of Beloit and Center 1 Bancorp Inc. Mr. Packard also has previous board experience on the Board of Governors of the American Stock Exchange, the Boards of Directors of Gehl Company and Elco Corporation, and numerous manufacturing industry boards and associations. Mr. Packard's qualifications to serve on our Board of Directors include his more than 26 years of experience in senior management of a publicly-traded company, his experience as the chief executive officer of a manufacturing company and his many years of service on boards of directors and committees.

        Kenneth W. Krueger, 58, has been serving as a director since 2011. He is also a director and Chairman of the Audit Committee of The Manitowoc Company, a multi-industry capital goods manufacturer headquartered in Manitowoc, Wisconsin, a position he has held since 2004. From May 2006 until August 2009, Mr. Krueger was the Chief Operating Officer of Bucyrus International, Inc., a global mining equipment manufacturer headquartered in South Milwaukee, Wisconsin. Mr. Krueger also served as Bucyrus International, Inc.'s Executive Vice President from December 2005 until May 2006. Prior to joining Bucyrus International, Inc., Mr. Krueger was Senior Vice President and Chief Financial Officer of A. O. Smith Corporation, a global manufacturer of water heaters in Milwaukee, Wisconsin, from August 2000 until June 2005. Mr. Krueger's qualifications to serve on our Board of Directors include his leadership experience at a publicly traded company and his background in the manufacturing industry as a member of the senior management team at a global manufacturer of mining equipment.

Director Nominee for a Term Expiring in 2017

        James L. Janik, 58, has been serving as our President and Chief Executive Officer and Director since 2004 and became our Chairman of the Board in April 2014. Mr. Janik also served as President and Chief Executive Officer of Douglas Dynamics Incorporated, the entity that previously operated our business, from 2000 to 2004. Mr. Janik was Director of Sales of our Western Products division from 1992 to 1994, General Manager of our Western Products division from 1994 to 2000 and Vice President of Marketing and Sales from 1998 to 2000. Prior to joining us, Mr. Janik was the Vice President of Marketing and Sales of Sunlite Plastics Inc., a custom extruder of thermoplastic materials, for two years. During the 11 prior years, Mr. Janik held a number of key marketing, sales and production management positions for John Deere Company. Mr. Janik's qualifications to serve on our Board of Directors include his 20 years of experience at our Company, including his 14 years of experience as our and Douglas Dynamics Incorporated's President and Chief Executive Officer, as well as his depth of experience at businesses affected by weather-related seasonality. This experience, comprehensive knowledge of the snow and ice control equipment industry, and inside perspective of the day-to-day operations of the Company provides essential insight and guidance to our Board of Directors.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE FOREGOING NOMINEES FOR ELECTION AS A DIRECTOR.

Director Remaining in Office Until 2017

        James D. Staley, 65, has been serving as a director since 2010 and as our Lead Independent Director since our 2014 Annual Meeting. He retired in 2008 after more than 35 years of service with Roadway Express, Inc. ("Roadway"), a motor freight carrier company, and its successor company, YRC Worldwide, Inc. ("YRC"), a North American transportation service provider, which acquired Roadway in 2003. Mr. Staley joined Roadway in 1971 and during his years of service with that company and its successor company, YRC, served as Chief Executive Officer of the Regional Transportation Division of YRC from 2006 to 2007, President and Chief Executive Officer of the Roadway Division of YRC from 2004 to 2005, and in various management positions for Roadway from 1971 to 2003, including Vice President of the Northeastern Division from 1993 to 1994, Vice President of Operations from 1994 to 1998, and President and Chief Executive Officer of Roadway from 1998 to 2003. Mr. Staley currently serves on the Board of Directors of Roadrunner Transportation Systems, Inc. Mr. Staley's qualifications to serve on our Board of Directors include his leadership experience at a publicly held company and his background in the transportation industry as a member of senior management of a transportation service provider.

Directors Remaining in Office Until 2016

        Donald W. Sturdivant, 54, has been serving as a director since 2010. He also has served, since February 2009, as Chief Executive Officer of Marietta Corporation, a manufacturer of hotel amenities for hotel chains in North America and provider of contract manufacturing to consumer packaged goods companies in both the personal care and household care markets. Prior to becoming Chief Executive Officer of Marietta Corporation, Mr. Sturdivant was Executive Vice President of Graphic Packaging International, Inc., a provider of paperboard packaging products to multinational food, beverage and other consumer products companies, from March 2008 until December 2008. He served as Senior Vice President, Consumer Packaging Division, of Graphics Packaging International, a predecessor to Graphic Packaging International, Inc., from 2003 to 2006, and as President, Performance Packaging Division, of Graphic Packaging Corporation, a predecessor to Graphic Packaging International, from 1999 to 2003. Mr. Sturdivant also was Chief Operating Officer of Altivity Packaging Corporation, another predecessor to Graphic Packaging International, Inc. from August 2006 to March 2008. Mr. Sturdivant's qualifications to serve on our Board of Directors include his leadership experience at several publicly held corporations and his background in the manufacturing industry as a member of senior management at a number of manufacturing companies.

        Margaret S. Dano, 55, has been serving as a director since 2012. She also has served since March 31, 2014 as chairman of the board of directors of Superior Industries International, Inc. (NYSE: SUP), a designer and manufacturer of aluminum road wheels for sale to original equipment manufacturers headquartered in Van Nuys, California, as lead director since 2010 and as a member of the board of directors since 2007. She chairs the nominating and corporate governance committee of the Superior Industries International, Inc. board and serves on its audit committee. Ms. Dano was Vice President, Worldwide Operations of Garrett Engine Boosting Systems, a division of Honeywell International, Inc., from June 2002 until her retirement from that position in 2005. From April 2002 to June 2002, she was Vice President, Global Operations, Automation and Controls Solutions of Honeywell. Before joining Honeywell, Ms. Dano served in executive or management roles with Avery Dennison Corporation, Black & Decker Corporation and General Electric Corporation. Ms. Dano has been a member of the board of directors of Industrial Container Services, a provider of reusable container solutions in the United States, since 2011, and currently serves as lead director and as a member of the compensation committee. She has served on the board of directors and the audit, compensation and governance committees of Fleetwood Enterprises, Inc., and on the board of directors and as lead director and chair of the compensation committee of Anthony International Equipment Services Corp. Ms. Dano's qualifications to serve on our Board of Directors include her leadership experience at publicly traded manufacturing companies and her background in the manufacturing industry as a member of senior management teams with responsibility for global operations.

CORPORATE GOVERNANCE

Board Leadership Structure

        Our Board does not have a policy on whether the roles of Chief Executive Officer and Chairman should be separate. Our bylaws and Corporate Governance Guidelines provide us with the flexibility to combine or separate these roles, and our Board reserves the right to vest the responsibilities of the Chief Executive Officer and Chairman in different individuals or in the same individual depending on our Board's judgment as to the best interests of our Company. In the circumstance where the responsibilities of the Chief Executive Officer and Chairman are vested in the same individual, or where the Chairman is not considered independent, the Board of Directors will designate a Lead Independent Director from among the independent directors to preside over the executive sessions of the non-employee directors.

        Currently, our Board believes it is in the best interests of our Company for the roles of Chairman and Chief Executive Officer to be combined and to appoint a Lead Independent Director from among our independent directors. Our Board believes that this leadership structure currently assists our Board in creating a unified vision for our company, streamlines accountability for our performance and facilitates our Board's efficient and effective functioning. Further, our Board believes that Mr. Janik, our President and Chief Executive Officer, is the person best qualified to serve as our Chairman in light of his extensive experience and qualifications within our industry and in-depth knowledge of our markets and customer base. Our Board also believes that having Mr. Janik serve as both our President and Chief Executive Officer and our Chairman will allow him to leverage the information gained from both roles to lead our Company most effectively.

        Mr. Staley has served as our Lead Independent Director since 2014. Mr. Staley was selected for this position because of his service on our Board since 2010, his leadership experience at a publicly held company and his background in the transportation industry as a member of senior management of a transportation service provider.

        Our Lead Independent Director's responsibilities include:

  •
  presiding at all meetings of the Board of Directors in the event of the absence of the Chairman of the Board;

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  presiding at all executive sessions of the independent directors;

  •
  serving as a liaison between the Chairman of the Board and the independent directors;

  •
  facilitating information flow and communication among the directors, including approving (i) agendas for meetings of the Board of Directors, (ii) scope of information being provided to the directors and (iii) meeting schedules, to ensure allotted time is sufficient for discussion; and

  •
  being available for consultation and direct communication with major stockholders if requested by such stockholders.

        Our Lead Independent Director also has the authority to call meetings of the independent directors.

Risk Management and Oversight

        Our full Board of Directors oversees our risk management process. Our Board oversees a company-wide approach to risk management, carried out by management. Our full Board determines the appropriate risk for our company generally, assesses the specific risks we face and reviews the steps taken by management to manage those risks.

        While the full Board maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas. In particular, our Compensation Committee is responsible for overseeing the management of risks relating to the Company's executive compensation plans and arrangements and the incentives created by the compensation awards it administers. Our Audit Committee oversees management of enterprise risks as well as financial risks and is also responsible for overseeing potential conflicts of interests. Our Nominating and Corporate Governance Committee is responsible for overseeing the management of risks associated with the independence of the Board of Directors. Pursuant to the Board's instruction, management regularly reports on applicable risks to the relevant committee or the full Board, as appropriate, with additional review or reporting on risks conducted as needed or as requested by the Board and its committees.

Board Meetings

        Our Board held six meetings in 2014 and the non-management directors of our Board met in executive session four times in 2014. Each of the directors currently serving on our Board attended at least 75% of the aggregate of the number of meetings of the Board held in 2014 and the total number of meetings held by each committee of the Board on which such director served during the period in which the director served on the Board or the applicable committee in 2014. We strongly encourage our directors to attend the annual meeting of stockholders each year.

Corporate Governance and Independent Directors

        Our Board has in effect Corporate Governance Guidelines that, in conjunction with the Board committee charters, establish processes and procedures to help ensure effective and responsive governance by the Board. The Corporate Governance Guidelines are available, free of charge, on our website, www.douglasdynamics.com. Our website address is provided as an inactive textual reference only. The information contained on our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document on file with or furnished to the Securities and Exchange Commission ("SEC").

        The Corporate Governance Guidelines provide that a majority of the members of the Board must be independent directors under the listing standards of the NYSE. An "independent" director is a director who meets the NYSE definition of independence, as determined by the Board. Pursuant to the Guidelines and the requirements of the NYSE, the Board has affirmatively determined by resolution that none of Messrs. Staley, Packard, Sturdivant or Krueger or Ms. Dano has any material relationship with the Company, and, therefore, each is independent in accordance with the NYSE listing standards. The Board will regularly review the continuing independence of the directors.

Communications with the Board

        Interested persons may contact any individual director, the Board as a group, or a specified Board committee or group, including the independent directors as a group, by sending a written communication to the Company's Corporate Secretary at Douglas Dynamics, Inc., 7777 North 73rd Street, Milwaukee, Wisconsin 53223. Each communication should specify the applicable addressee or addressees as well as the general topic of communication. The Board has instructed the Corporate Secretary to review such correspondence and, in his discretion, not to forward items if he deems them to be of a commercial or frivolous nature or otherwise inappropriate. Concerns about questionable accounting or audit matters or possible violations of the Company's Code of Business Conduct and Ethics should be reported pursuant to the procedures outlined in the Code of Business Conduct and Ethics. A copy of the Code of Business Conduct and Ethics is available on our website (www.douglasdynamics.com).

Board Committees

        Our Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of these committees has the responsibilities set forth in formal written charters adopted by our Board. Copies of each of these charters are available on our website (www.douglasdynamics.com).

  Audit Committee

        The Audit Committee is comprised of Messrs. Staley, Packard, Sturdivant and Krueger and Ms. Dano, and is chaired by Mr. Krueger. Our Board has determined that Mr. Krueger is an "audit committee financial expert" as defined by the SEC. This committee is generally responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm; evaluation of our independent registered public accounting firm's qualifications, independence and performance; review and approval of the scope of our annual audit and audit fee; review of our critical accounting policies and estimates; review of the results of our annual audit and our quarterly consolidated financial statements; and oversight of our internal audit function. The Audit Committee met four times during 2014.

        In accordance with Rule 10A-3 under the Securities Exchange Act of 1934 (the "Exchange Act") and the listing standards of the NYSE, all of our Audit Committee members are independent within the meaning of Rule 10A-3 under the Exchange Act and the listing standards of the NYSE.

  Compensation Committee

        The Compensation Committee is comprised of Messrs. Staley, Packard, Sturdivant and Krueger and Ms. Dano, and is chaired by Mr. Staley. This committee is generally responsible for oversight of our overall compensation structure, policies and programs; review and approval of the compensation programs applicable to our executive officers; determination of the compensation of our directors; administering, reviewing and making recommendations with respect to our equity compensation plans; and reviewing succession planning for our executive officers. The Compensation Committee met four times during 2014. In accordance with the listing standards of the NYSE, all of our Compensation Committee members are independent within the meaning the listing standards of the NYSE.

        Our Compensation Committee's role and duties are set forth in the Compensation Committee's charter. Among other things, the Compensation Committee has responsibility to do the following:

  •
  oversee our overall compensation structure, policies and programs;

  •
  assess whether our compensation structure establishes appropriate incentives for management and employees;

  •
  administer and make recommendations to our Board of Directors on equity- and incentive-based compensation plans that require approval from our Board of Directors;

  •
  review and approve corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluate our Chief Executive Officer's performance in light of those goals and objectives and set the Chief Executive Officer's compensation level based on this evaluation;

  •
  oversee the evaluation of the other executive officers and set the compensation of other executive officers based upon the recommendation of the Chief Executive Officer;

  •
  approve stock option and other stock incentive awards for executive officers;

  •
  review and approve the design of other benefit plans pertaining to executive officers;

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  review and recommend employment agreements and severance and change of control arrangements for our executive officers;

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  approve, amend or modify the terms of any compensation or benefit plan that does not require stockholder approval;

  •
  review and discuss with management our Compensation Discussion and Analysis and related disclosures that SEC rules require be included in our annual report and proxy statement, recommend to our Board of Directors based on the review and discussions whether the Compensation Discussion and Analysis should be included in the annual report and proxy statement and prepare the compensation committee report required by SEC rules for inclusion in our annual report and proxy statement;

  •
  determine and recommend to our Board of Directors a desired frequency, if any, for the advisory stockholder vote on the compensation of our named executive officers (the "say on pay" vote) to be recommended to stockholders at the annual meeting at least once every six years in accordance with applicable law, SEC rules and NYSE listing requirements and prior stockholder votes on this subject;

  •
  oversee our response to the outcome of stockholder votes on say on pay and the frequency of say on pay; and

  •
  review and oversee risks associated with our compensation policies and practices.

        Under its charter, the Compensation Committee may delegate authority to a subcommittee consisting of no fewer than two members of the Compensation Committee. The Compensation Committee has not delegated its authority as relates to the compensation of executive officers and does not currently intend to do so. Our executive officers do not currently play a direct role in determining the amount or form of executive officer or director compensation. Our Chief Executive Officer and Chief Financial Officer, however, attend meetings (other than executive sessions) of the Compensation Committee at the invitation of the Compensation Committee, make recommendations to the Compensation Committee concerning compensation of our executive officers (other than themselves) and assist the Compensation Committee in evaluating the performance of our executive officers (other than themselves).

        The Compensation Committee has the authority under its charter to retain, obtain the advice of and terminate compensation consultants, outside counsel, other experts and other advisors to assist it. It may, however, select such advisors only after taking into consideration all factors relevant to the advisors' independence from management, including those specified in the NYSE Listed Company Manual. The Compensation Committee is directly responsible for the appointment, compensation and oversight of the work of any advisor retained by the Compensation Committee, and we provide for appropriate funding, as determined by the Compensation Committee, for payment of reasonable compensation to advisors retained by the Compensation Committee.

        Prior to setting 2014 compensation for our executive officers, as described in further detail under "Executive Compensation—Compensation Discussion and Analysis," the Compensation Committee engaged an independent compensation consultant, Frederic W. Cook & Co, Inc. ("FW Cook"), to conduct a competitive review of target cash compensation levels for our executive officers. The Compensation Committee has assessed the independence of FW Cook pursuant to SEC rules and NYSE listing standards and concluded that FW Cook's work for the Compensation Committee does not raise any conflict of interest. Except for this engagement, the Compensation Committee did not otherwise retain a compensation consultant for purposes of determining executive officer and director compensation for 2014, and FW Cook did not provide any other services to our company.

  Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee is comprised of Messrs. Staley, Packard, Sturdivant and Krueger and Ms. Dano, and is chaired by Mr. Packard. This committee is generally responsible for recruiting and retaining qualified persons to serve on our Board of Directors, including proposing such individuals to our Board of Directors for nomination for election as directors; evaluating the performance, size and composition of our Board of Directors; establishing procedures for the consideration of Board of Director candidates recommended by the Company's stockholders; assessing the independence of each member of our Board of Directors; reviewing the compensation of directors for service on our Board of Directors and its committees and recommend to the full Board changes in compensation; and overseeing our compliance activities. The Nominating and Corporate Governance Committee met four times during 2014.

        The Nominating and Corporate Governance Committee identifies nominees for director based upon suggestions by non-employee directors, management members or stockholders. The selection criteria for membership on our Board include, at a minimum, the following: (i) personal and professional ethics and integrity; (ii) specific business experience and competence, including an assessment of whether the candidate has experience in, and possesses an understanding of, business issues applicable to the success of a publicly-traded company; (iii) financial acumen, including whether the candidate, through education or experience, has an understanding of financial matters and the preparation and analysis of financial statements; (iv) educational background; and (v) whether the candidate has expressed a willingness to devote sufficient time to carrying out his or her duties and responsibilities effectively and is committed to service on the Board. The Committee considers these criteria in the context of the perceived needs of the Board as whole and seeks to achieve a diversity of experience, opinion and occupational and personal backgrounds on the Board.

        The Nominating and Corporate Governance Committee will consider director candidates recommended by our stockholders based upon the same criteria as applied to candidates identified by our Board or our management. Recommendations should be directed to the committee in care of our Corporate Secretary. Under our Bylaws, stockholder nominations of directors must be received by us at 7777 N. 73rd Street, Milwaukee, WI 53223, directed to the attention of the Corporate Secretary, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders and any such nominations must contain the information specified in our Bylaws. The deadline for submission of nominations for the Annual Meeting has passed. Candidate submissions by stockholders for our 2016 annual meeting of stockholders must be received by us no later than January 30, 2016 and no earlier than December 31, 2015.

Policies and Procedures Governing Related Person Transactions

        Our Board has adopted written policies and procedures regarding related person transactions. These policies and procedures require the review and approval of all transactions involving us or any of our subsidiaries and a related person in which (i) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year and (ii) a related person has or will have a direct or indirect interest (other than solely as a result of being a director or less than 10% beneficial owner of another entity) prior to entering into such transaction.

        For purposes of the policy, related persons include our directors, executive officers, 5% or greater stockholders and parties related to the foregoing, such as immediate family members and entities they control. In reviewing such transactions, the policy requires our Audit Committee to consider all of the relevant facts and circumstances available to the Audit Committee, including the extent of the related person's interest in the transaction and whether the relationship should be continued or eliminated. In determining whether to approve a related party transaction, the standard applied by the Audit Committee is whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and whether or not a particular relationship serves the best interest of our company and our stockholders. In addition, the policy delegates to the chair of the Audit Committee the authority to pre-approve or ratify any transaction with a related person in which the aggregate amount involved is expected to be less than $1,000,000.

Compensation Committee Interlocks and Insider Participation

        None of the members of our Compensation Committee is an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or our Compensation Committee.

Certain Relationships and Related Party Transactions

        There were no transactions since December 31, 2013 to which we have been a party in which the amount involved in the transaction exceeded or will exceed $120,000, and in which any of our directors, executive officers or beneficial holders of more than 5% of our capital stock had or will have a direct or indirect material interest.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Significant Stockholders

        The following table sets forth the beneficial ownership of our common stock as of the Record Date (or such other date as is indicated) by each person who is known to us to be the beneficial owner of more than 5% of our outstanding common stock as of the Record Date (or such other date). Beneficial ownership of these shares consists of sole voting power and sole investment power except as noted below.

Name of Beneficial Owner	Number of Shares	Percent
Capital World Investors(1)	1,444,000	6.5%
JPMorgan Chase & Co.(2)	2,829,602	12.7%
Rutabaga Capital Management(3)	1,123,050	5.0%

(1)
Based on information contained in a Schedule 13G filed with the SEC on February 13, 2015.

(2)
Based on information contained in a Schedule 13G filed with the SEC on January 14, 2015.

(3)
Based on information contained in a Schedule 13G filed with the SEC on February 13, 2015.

Executive Officers and Directors

        The following table sets forth the beneficial ownership, as of the Record Date, of our common stock by each of our directors, each of our current named executive officers (see "Compensation Discussion and Analysis" below), and by all of our current directors and executive officers as a group. Beneficial ownership of these shares consists of sole voting power and sole investment power except as noted below.

Name of Beneficial Owner	Number of Shares	Percentage of Class
James L. Janik	316,073	1.4%
Robert L. McCormick	130,470	*
Mark Adamson	74,585(1)	*
Keith Hagelin	67,868	*
James D. Staley	12,457	*
James L. Packard	21,957(2)	*
Donald W. Sturdivant	11,728	*
Kenneth Krueger	9,896	*
Margaret S. Dano	7,887	*
All current directors and executive officers as a group (9 persons)	652,921(1)	2.9%

*
Denotes ownership of less than 1%.

(1)
Includes options held by Mr. Adamson to purchase 26,350 shares that, as of the Record Date, were exercisable currently or within 60 days.

(2)
Includes shares held by the James L. and Nancy J. Packard Revocable Trust of 2007.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

        We are home to some of the most trusted brands in the industry and a premier North American manufacturer of vehicle attachments and equipment. Our portfolio includes snow and ice management attachments sold under the BLIZZARD®, FISHER®, SNOWEX® and WESTERN® brands, turf care equipment under the TURFEX® brand, and industrial maintenance equipment under the SWEEPEX® brand. On December 31, 2014, we completed our acquisition of Henderson Enterprises Group, Inc. ("Henderson"). The acquisition provides us with Henderson's diverse product portfolio including ice control equipment, snow plows, dump bodies, muni-bodies, and replacement parts. Additionally, as a result of the Henderson acquisition, we acquired Henderson's brands and access to Henderson's network of authorized dealers.

        We believe our business benefits from an exceptional management team that is responsible for establishing our leadership in the snow and ice control equipment industry for light trucks. Our senior management team, consisting of four officers, has an average of approximately 24 years of weather-related industry experience and an average of over 14 years with our company. James Janik, our Chairman, President and Chief Executive Officer, has been with us for over 21 years and has served as our President and Chief Executive Officer since 2000, and through his strategic vision we have been able to expand our distributor network and grow our market leading position. We have sought to establish competitive compensation programs that enable us to attract and retain skillful, experienced and dedicated executive officers as well as to motivate management to maximize performance while building stockholder value.

        Our named executive officers for 2014 were James L. Janik, our President and Chief Executive Officer; Robert McCormick, our Executive Vice President, Chief Financial Officer and Secretary; Mark Adamson, our Senior Vice President, Sales and Marketing; and Keith Hagelin, our Senior Vice President, Operations. These four officers were the only employees of our company who served as "executive officers" within the meaning of Rule 3b-7 under the Securities Exchange Act of 1934, as amended.

2014 Say on Pay Vote

        In May 2014 (after the 2014 executive compensation actions described in this Compensation Discussion and Analysis section had taken place), we held an advisory stockholder vote on the compensation of our named executive officers at our annual stockholders' meeting. Consistent with the recommendation of our Board of Directors, our stockholders approved our executive compensation, with more than 98% of votes cast in favor. The Compensation Committee considered these voting results and, consistent with the strong vote of stockholder approval they represented, elected not to undertake any material changes to our executive compensation programs in response to the outcome of the vote.

Developments Affecting 2014 Compensation

        We did not make significant changes to our compensation programs in 2014. The primary actions that we took in 2014 with respect to the compensation of our named executive officers were the following:

  •
  We engaged FW Cook to perform a competitive review of compensation as described below under "—Role of Benchmarking in the Compensation-Setting Process." Based on that review, the Compensation Committee decided not to make any significant market adjustments to our executive officers' target cash compensation levels, but approved 4.0% increases in the base salaries of each of our executive officers to maintain them at competitive levels.

  •
  The Compensation Committee established performance goals and target awards under our annual incentive plan ("Annual Incentive Plan") and made annual grants of performance share units and time-vesting restricted stock units under our 2010 Stock Incentive Plan ("2010 Stock Plan").

  •
  We sought and obtained stockholder approval of the material terms of the performance goals under our Annual Incentive Plan and our 2010 Stock Plan at the 2014 Annual Meeting for purposes of allowing compensation awarded under the plans to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986 (the "Code").

Other Highlights of Our Compensation Programs

        We periodically review best practices in the area of executive compensation and update our compensation policies and practices to reflect those that we believe are appropriate for our company, including, in addition to the examples listed above, the following:

  •
  The key components of our compensation program for our named executive officers for 2014 were base salary, annual cash incentive awards under our Annual Incentive Plan, long-term incentive awards under our long-term equity program and other compensation consisting primarily of matching 401(k) contributions, the salaried employee pension plan, health and welfare benefits and other perquisites.

  •
  We pay for performance, offering our named executive officers the opportunity to earn a substantial amount of variable compensation based on our profitability and free cash flow.

  •
  We set compensation programs to focus our named executive officers on both our short and long-term company performance by providing a mix of both short and long term compensation in the form of our Annual Incentive Plan and our equity compensation program.

  •
  We do not provide "single trigger" change of control severance, which means that, for an executive officer to receive severance benefits under an employment agreement, in addition to the change in control there must be some adverse change in the circumstances of the executive officer's employment.

  •
  Our equity compensation plan does not permit repricing of stock options without stockholder approval.

  •
  We periodically review our pay practices to ensure that they do not encourage excessive risk taking.

  •
  We do not guarantee salary increases or bonuses for our executive officers.

Objectives of our Compensation Programs

        We believe that a skilled, experienced and dedicated senior management team is essential to the future performance of our company and to building stockholder value. We have sought to establish competitive compensation programs that enable us to attract and retain executive officers with these qualities as well as to motivate management to maximize performance while building stockholder value.

        We compensate our named executive officers through both short term cash programs, including annual salary and an annual incentive plan, and long term incentive programs, reflecting a mix of fixed and variable compensation. Although our compensation program provides for a mix of both short and long term compensation and cash and non-cash compensation, we do not have any specific policy on those allocations. Our compensation philosophy is centered on providing an opportunity for an executive's total annual compensation to exceed what we believe is the general market level of compensation for similar executive roles. Our business is subject to variability of earnings due to year-to-year variations in snowfall. Accordingly, we have designed our compensation program to provide for a competitive annual salary while offering our named executive officers the opportunity to earn a substantial amount of variable compensation based on our profitability and free cash flow. This program aligns named executive officer compensation with our variable earnings model and is intended to differentiate us from our competitors when attracting and motivating our executives.

Role of the Compensation Committee and Management in the Compensation-Setting Process

        Our Compensation Committee's role in reviewing and approving executive compensation includes the duties and responsibilities set forth in the Compensation Committee's charter. Among other things, the Compensation Committee has responsibility to do the following:

  •
  oversee our overall compensation structure, policies and programs;

  •
  assess whether our compensation structure establishes appropriate incentives for management and employees;

  •
  administer and make recommendations to our Board of Directors on equity- and incentive-based compensation plans that require approval from our Board of Directors;

  •
  review and approve corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluate our Chief Executive Officer's performance in light of those goals and objectives and set the Chief Executive Officer's compensation level based on this evaluation;

  •
  oversee the evaluation of the other executive officers and set the compensation of other executive officers based upon the recommendation of the Chief Executive Officer;

  •
  approve stock option and other stock incentive awards for executive officers;

  •
  review and approve the design of other benefit plans pertaining to executive officers;

  •
  review and recommend employment agreements and severance and change of control arrangements for our executive officers;

  •
  approve, amend or modify the terms of any compensation or benefit plan that does not require stockholder approval;

  •
  review and discuss with management our Compensation Discussion and Analysis and related disclosures that SEC rules require be included in our annual report and proxy statement, recommend to our Board of Directors based on the review and discussions whether the Compensation Discussion and Analysis should be included in the annual report and proxy statement and prepare the compensation committee report required by SEC rules for inclusion in our annual report and proxy statement;

  •
  determine and recommend to our Board of Directors a desired frequency, if any, for the advisory stockholder vote on the compensation of our named executive officers (the "say on pay" vote) to be recommended to stockholders at the annual meeting at least once every six years in accordance with applicable law, SEC rules and NYSE listing requirements and prior stockholder votes on this subject;

  •
  oversee our response to the outcome of stockholder votes on say on pay and the frequency of say on pay;

  •
  review and oversee risks associated with our compensation policies and practices; and

  •
  select consultants or other advisors only after taking into consideration all factors relevant to that person's independence from management.

        Our Chief Executive Officer recommends base salaries for our executive officers other than himself to the Compensation Committee for its approval and recommends performance targets under the Annual Incentive Plan for approval by the Compensation Committee, as explained in more detail under the section entitled "Annual Incentive Plan" below. Our Chief Executive Officer also negotiates employment agreements with executive officers, subject to review by the Compensation Committee, and makes recommendations to the Compensation Committee with respect to equity awards for our named executive officers other than himself. All compensation elements for our Chief Executive Officer are reviewed and approved by the Compensation Committee.

Role of Benchmarking in the Compensation-Setting Process

        In developing our compensation programs for our named executive officers for 2014, the Compensation Committee engaged an independent compensation consultant, FW Cook, to conduct a competitive review of target cash compensation levels for our executive officers. The Committee has assessed the independence of FW Cook pursuant to SEC rules and NYSE listing standards and concluded that FW Cook's work for the Compensation Committee does not raise any conflict of interest.

        For the review of compensation levels in 2014, FW Cook selected 12 peer companies based on their reasonable comparability to our company in terms of size, industry and scope of operations. The peer companies (the "2014 Peer Group") were the following:

• Alamo Group Inc.	• Lindsay Corporation
• Arctic Cat, Inc.	• Lydall Corporation
• CECO Environmental Corp.	• Manitex International, Inc.
• Graham Corporation	• RBC Bearings Incorporated
• Hurco Companies, Inc.	• Sun Hydraulics Corporation
• Kadant Corporation	• Twin Disc, Inc.

        Using three year averages ending on December 31, 2013, our size relative to the 2014 Peer Group was as follows: our market capitalization was at the 54th percentile; our operating income was at the 43rd percentile; our operating margins were at the 86th percentile; our total assets were at the 73rd percentile; and our number of employees was below the 25th percentile. The results of our competitive review are described above under "—Developments Affecting 2014 Compensation" and below under "—Base Salary." FW Cook disclosed the component companies in the 2014 Peer Group to management and the chair of the Compensation Committee before commencing its analysis.

        The Compensation Committee's intention for competitive reviews of compensation is to conduct such reviews only every other year. Accordingly, no such review is planned for 2015.

        We did not otherwise use the services of a compensation consultant or engage in benchmarking during 2014. We based compensation levels in 2014 on the review conducted by FW Cook in 2014 described above and on the collective experience of the members of our Board of Directors, Compensation Committee and our Chief Executive Officer, their business judgment and their experiences in recruiting and retaining executives.

Elements of Executive Compensation

        The key components of our compensation program for our named executive officers for 2014 were base salary, annual cash incentive awards under our Annual Incentive Plan, long-term equity incentive awards under our 2010 Stock Plan and other compensation consisting primarily of matching 401(k) contributions, the salaried employee pension plan, health and welfare benefits and other perquisites. Each component of our compensation program has an important role in creating compensation arrangements that motivate and reward strong performance and in retaining the named executive officers who deliver strong performance.

Base Salary

        We pay our named executive officers a base salary to compensate them for services rendered and to provide them with a steady source of income for living expenses throughout the year. In general, the base salary of each executive was initially established through arm's-length negotiations at the time the individual was hired, taking into account the individual's qualifications, experience, level of responsibility, as well as internal pay equity considerations.

        In 2014, our Chief Executive Officer conducted a review of the base salaries of our named executive officers (other than himself) for potential increases and recommended changes to the Compensation Committee for its final determination. The Compensation Committee also reviewed the base salaries of our executive officers in light of the competitive review of target cash compensation levels conducted by FW Cook as described above under "—Role of Benchmarking in the Compensation-Setting Process." Based on these considerations, the Compensation Committee maintained the salaries of our executive officers within a competitive range of the 2014 Peer Group. Generally, the Committee considers salaries within +/– 15% of median peer group levels to be competitive, but in some circumstances considers a higher salary level necessary to offer competitive compensation. Mr. Hagelin's base salary was slightly below the competitive range of the 2014 Peer Group prior to the adjustment described below. In early 2014, however, the Compensation Committee increased the base salaries of each of our named executive officers, including Mr. Hagelin's, by 4.0% in keeping with our budgeted guidelines for salary increases for salaried employees. Our named executive officers' base salaries for 2014 after these increases were as follows:

Executive	2014 Base Salary
James Janik	$530,107
Robert McCormick	$335,882
Mark Adamson	$261,113
Keith Hagelin	$249,928

Annual Incentive Plan

        Our named executive officers, as well as certain other management employees, participate in the Annual Incentive Plan, which provides an opportunity to earn a cash bonus upon achievement of certain performance targets approved by the Compensation Committee. These performance objectives are designed to link management's focus with overall Company objectives by providing the executive an opportunity to earn additional short-term compensation. We emphasize variable compensation to provide an opportunity for total annual compensation for our named executive officers to exceed what the Compensation Committee believes, based on its members' and our Chief Executive Officer's collective experience, business judgment and experiences in recruiting and retaining executives, to be the general market level of compensation for similarly situated executives in the event of superior performance.

        The 2014 performance metrics under the Annual Incentive Plan were comprised of two components, operating income and free cash flow. These components were weighted 70% and 30%, respectively. Historically, operating income has always been a component under the Annual Incentive Plan and has always been weighted 70%. This weighting reflects the Compensation Committee's belief that any incentive compensation should be driven principally by the Company's profitability. Our management is given discretion to recommend what performance metric or metrics will comprise the remaining 30% of the annual bonus opportunity. This allows our management to select a metric or metrics that reflect the current focus of our business, which are then submitted by the Chief Executive Officer to the Compensation Committee for approval. Management's decision to recommend free cash flow for 2014 was based on its use of free cash flow as a primary measure of our profitability and our ability to pay dividends and its view that free cash flow is influenced to a lesser degree by factors below the operating profit level than some other performance measures. Our Chief Executive Officer has a target bonus level of 100% of his base salary. Each other named executive officer has a target bonus level of 75% of his annual base salary. The total payout under the Annual Incentive Plan was subject to an overall cap of 150% of annual salary for our Chief Executive Officer and 125% of annual base salary for each other named executive officer. These target potential payment levels were at or above the 75th percentile of the 2014 Peer Group for all of our executive officers, but these potential payment levels were based on what the Compensation Committee believed, based on its members' and our Chief Executive Officer's (except with respect to his own Annual Incentive Plan payout) collective experience, business judgment and experiences in recruiting and retaining executives, to be a competitive level of annual incentive compensation to provide appropriate incentives and retention. See below for a detailed discussion of our performance metrics and the calculation of payouts for 2014.

        For the year ending December 31, 2014, we paid out 150.0% of base salary to our Chief Executive Officer and 125.0% of base salary to our other named executive officers. The payout to our Chief Executive Officer was comprised of 105% and 45% payouts for the operating income and free cash flow metrics, respectively. The payouts to the other named executive officers were comprised of 87.5% and 37.5% for the operating income and free cash flow metrics, respectively.

        The operating income metric, as defined in the Annual Incentive Plan, measures the degree by which actual operating income performance exceeds or falls short of baseline operating income. Actual operating income is defined as earnings before interest, taxes, depreciation and amortization less depreciation, plus other expense, adjusted for non recurring expenses, as approved by the Compensation Committee. Baseline operating income is set annually by the Compensation Committee. For 2014, the Compensation Committee set baseline operating income at plan as determined by management and approved by our Board of Directors based upon historical trends and assumptions. Specifically, the plan assumed average snowfall, increasing truck sales and a slight improvement in overall economic conditions. For 2014 the baseline operating income target was $49.7 million. Actual operating income, as defined in the Annual Incentive Plan, totaled $84.7 million. As a result, based on 2014 performance and the 70% weighting, the payout for this component of the annual incentive plan was 105.0% of annual base salary for our Chief Executive Officer and 87.5% of annual base salary for our other named executive officers.

        The following table sets forth the reconciliation between 2014 actual operating income used for purposes of the Annual Incentive Plan, and the operating income reported in our financial statements (in millions):

Operating Income per Financial Statements	$72.2
Adjustments
Amortization	$5.8
Stock Based Compensation	$2.9
Other Legal Expenses	$0.8
Trynex Purchase Accounting	$0.9
Acquisition Costs	$2.1
Adjusted Operating Income per Annual Incentive Plan	$84.7

        The following table sets forth the calculation of the 105.0% of base salary payout based on operating income component for our Chief Executive Officer (dollars in millions):

Comparison of Actual to Target Operating Income
Baseline Operating Income Target	$49.7
Adjusted Operating Income per Annual Incentive Plan	$84.7
Percentage Surplus	70.4%
Effect on Operating Income Bonus Level
Payout at Target (Reflecting 70% Weighting)	70.0%
Excess of Target Level Due to 170.4% Performance	35.0%
Actual Operating Income Payout	105.0%

        The following table sets forth the calculation of the 87.5% of base salary payout based on operating income component for our other named executive officers (dollars in millions):

Comparison of Actual to Target Operating Income
Baseline Operating Income Target	$49.7
Adjusted Operating Income per Annual Incentive Plan	$84.7
Percentage Surplus	70.4%
Effect on Operating Income Bonus Level
Payout at Target (Reflecting 70% Weighting)	52.5%
Excess of Target Level Due to 170.4% Performance	35.0%
Actual Operating Income Payout	87.5%

        Our free cash flow ("FCF") is defined as cash generated by operating activities, less net cash used in investing activities, adjusted for non recurring items, as approved by the Compensation Committee. For 2014, the target bonus for this component would have been achieved at FCF of $30.5 million. If FCF were below $13.5 million, then no FCF bonus would be earned. If FCF were above $13.5 million but below the target, the payout would be reduced linearly from the target amounts. If FCF is higher than target, the payout would have increased linearly for each $1 million increase in FCF above target by 0.833% for each named executive officer, subject to the overall Annual Incentive Plan cap. Actual FCF for 2014 was $48.5 million. There were no adjustments to the free cash flow reported in our financial statements to arrive at free cash flow used for purposes of the Annual Incentive Plan for the performance period ending December 31, 2014.

        The following table sets forth the calculation of the 45.0% of base salary payout based on the FCF component for our Chief Executive Officer (dollars in millions):

Comparison of Actual to Target FCF
FCF Target	$30.5
Actual FCF	$48.5
Surplus FCF Over Target	$18.0
Effect on FCF Bonus Level
Payout at Target (Reflecting 30% Weighting)	30%
Increase Due to $18.0 Million Surplus (0.833% Per Million)	15.0%
Actual FCF Payout	45.0%

        The following table sets forth the calculation of the 37.5% of base salary payout based on the FCF component for our other named executive officers (dollars in millions):

Comparison of Actual to Target FCF
FCF Target	$30.5
Actual FCF	$48.5
Surplus FCF Over Target	$18.0
Effect on FCF Bonus Level
Payout at Target (Reflecting 30% Weighting)	22.5%
Increase Due to $18.0 Million Surplus (0.833% Per Million)	15.0%
Actual FCF Payout	37.5%

        In setting the performance goals under the Annual Incentive Plan our intention is to provide for challenging and ambitious targets to further our overall goal of increasing stockholder value. Though challenging, we believe the goals are attainable through a collaborative effort by our named executive officers.

        The Compensation Committee has the right to review and approve payouts made under the Annual Incentive Plan. The Compensation Committee reviewed the results of the Annual Incentive Plan prior to bonus payment in March 2015 after the completion of the audit of our 2014 results. The Compensation Committee has the authority to modify, suspend or terminate the Annual Incentive Plan at any time.

Long Term Incentive Compensation

  Equity-Based Compensation

        Stock Incentive Plans.    We introduced the 2004 Stock Incentive Plan (the "2004 Stock Plan") in April 2004 and the 2010 Stock Plan in May 2010. The 2010 Stock Plan, which is administered by the Compensation Committee, enables us to grant equity awards to our key employees, including our named executive officers, and our non-employee directors. It replaced the 2004 Stock Plan, which served a similar purpose but currently governs only awards that were granted prior to our adoption of the 2010 Stock Plan. No further awards will be made under the 2004 Stock Plan. We adopted these plans because we believe that long term performance is achieved though an ownership culture that rewards and encourages long term performance by our named executive officers though the use of stock-based awards. We sought and obtained stockholder approval of certain provisions of the 2010 Stock Plan and our Annual Incentive Plan at the 2014 Annual Meeting for purposes of permitting qualifying compensation awarded under the plans to be qualified as performance-based compensation under Section 162(m) of the Code.

        Long Term Equity Program.    The Compensation Committee established our current long-term incentive program for our executive officers beginning in 2013 .. Under this program, we make annual grants of performance share units and time-vesting restricted stock units to our executive officers under our 2010 Stock Plan.

          Performance Share Units.     The performance share units granted in 2014 made up 60% of the total long-term incentive award opportunity for our named executive officers. The target number of units granted was determined as of the grant date based on the average closing price during the 30 trading days prior to the grant date. The threshold, target and maximum number of performance share units subject to these awards for our named executive officers were as follows:

Name	Threshold	Target	Maximum
James Janik	—	25,939	38,908
Robert McCormick	—	12,643	18,964
Mark Adamson	—	7,351	11,026
Keith Hagelin	—	7,047	10,570

          The performance goal for the performance share units granted in 2014 was the sum of target cumulative free cash flow ("FCF") for each single year during the 2012-2014 performance period. Our FCF is defined as cash generated by operating activities, less net cash used in investing activities, adjusted for non-recurring items, as approved by the Compensation Committee. The target cumulative FCF for 2012, 2013 and 2014 was $32.7 million, $28.5 million and $30.5 million, respectively. The sum of these, which constituted the target level performance goal for the performance share units, was $91.7 million. The threshold level of cumulative FCF for the performance share units was $65.2 million. The maximum level of cumulative FCF for the performance share units was $135 million. If our actual cumulative FCF for 2012-2014 met or exceeded $65.2 million, then the threshold number of performance share units would be earned. If our actual cumulative FCF for 2012-2014 met or exceeded $91.7 million, then the target number of performance share units would be earned. If our actual cumulative FCF for 2012-2014 met or exceeded $135 million, then the maximum number of performance share units would be earned.

          Any performance share units earned based on our cumulative FCF performance are subject to additional time-vesting, as follows: one-third of the earned units were vested on the last day of the performance period, two-thirds of the earned units will vest on the first anniversary of the last day of the performance period and the remaining one-third of the earned units will vest on the second anniversary of the performance period.

          Our cumulative FCF for 2012-2014, as adjusted for non-recurring items and approved by the Compensation Committee, was $96.7 million, or 105.7% of target. As a result, the following number of performance share units were earned, subject to continued time-vesting as described above:

Name	Actual
James Janik	27,427
Robert McCormick	13,368
Mark Adamson	7,772
Keith Hagelin	7,451

          Time-Vesting Restricted Stock Units.     The time-vesting restricted stock units made up the remaining 40% of the total long-term incentive award opportunity for our named executive officers and vests ratably over the three years following the grant date, contingent on continued employment. The number of units granted was determined as of the grant date based on the average closing price during the 30 trading days prior to the grant date.

        The Compensation Committee determined to implement our long-term incentive program because it believes that long-term incentives are an essential part of our total compensation package, which is intended to promote ownership, higher performance and ultimately higher stockholder return, and in view of its goal for long-term compensation of furthering four key objectives:

  •
  Pay for Performance:  Emphasize variable compensation that is linked to our performance, as measured by our profitability and free cash flow, in an effort to generate and reward superior corporate performance

  •
  Alignment of Interests:  Use free cash flow as the key performance metric, linking executives' incentive goals with the interests of our stockholders

  •
  Long-Term Success:  Support and reward executives for consistent performance over time and achievement of our long-term strategic goals

  •
  Retention:  In a seasonal business model with potential dramatic swings in profitability, attract and retain highly qualified executives whose abilities are critical to our success and competitive advantage

        The Compensation Committee chose the mix of performance-vested versus time-vested stock grants based on what it believed, based on informal discussions with compensation consultants and its own informal review of company proxy statements, was the average mix between retention and performance based stock of approximately 30% retention and 70% performance. The Compensation Committee then adjusted this mix to 40% retention and 60% performance based on its view that the performance component should be somewhat lower than average to reflect the inherent snowfall related performance volatility of our business model.

        The Compensation Committee based its determination of the amounts of the grants under the long-term incentive program on a comparison of nine peer companies that were part of a compensation study conducted by one of our stockholders during our IPO process or newly selected by the Committee for purposes of the comparison. Because of our status as a leading company in a niche industry without any publicly traded direct competitors, we selected the following peer companies based on their business operations being manufacturing companies and seasonal business models with similar profitability. The nine peer companies were the following:

• Arctic Cat, Inc.	• Polaris Industries, Inc.
• Briggs & Stratton Corp	• Reddy Ice Holdings, Inc.
• Cascade Corporation	• The Toro Company
• Lindsay Corporation	• Twin Disc, Inc.
• Modine Manufacturing Company

        The amounts granted to our named executive officers reflected the average of annual equity-based compensation paid by the peer companies to similarly situated executives. Based on a competitive review of compensation conducted by FW Cook in 2012, the target amounts of the grants under the long-term incentive program for Messrs. Janik and McCormick were between the 50th and the 75th percentiles of similarly situated executives in our then-current peer group.

  Frozen Long Term Cash-Based Incentive Plan

        Prior to 2004, we did not maintain an equity-based compensation program. To entice our key employees to maintain a long term commitment to us, our predecessor-in-interest introduced the Long Term Incentive Plan ("LTIP") in 1992. In October 2010, our Compensation Committee adopted a new long-term incentive program that took effect in early 2011 and froze the LTIP effective as of

December 31, 2010. The LTIP was a cash-based plan. Participants were recommended by the Chief Executive Officer and were subject to review and approval by the Compensation Committee. The Compensation Committee reviewed and approved all allocations and payments under the LTIP. One of our named executive officers, Mr. Hagelin, is a participant in the frozen LTIP. Under the LTIP, bookkeeping accounts are maintained for each participant tracking the participant's accrued balance under the LTIP. Prior to our determination to freeze the LTIP effective December 31, 2010, vested account balances were generally paid out only in connection with a termination of employment, either in a lump sum or in installments depending on the reason for termination and the amount of the account balance at the time of termination, subject to partial payout during employment if an account balance exceeds two times the participant's base salary. See "—Non-Qualified Deferred Compensation" for additional information regarding the payout of account balances.

Other Compensation

        In addition to their base salaries and awards under incentive plans described above, our named executive officers receive matching contributions under our 401(k) plan in the same manner as all of our employees who participate in the plan. During 2014, we matched 20% of a participant's pre-tax contributions up to the first 5% of such participant's base salary up to the maximum allowed by the plan. We also made an automatic contribution of 3% of pay to all participants' accounts in the 401(k) plan. Beginning in 2013, we added a Company stock fund to the 401(k) plan allowing employees to direct up to 20% of their 401(k) account balance into the fund.

        The named executive officers were eligible to participate in the Douglas Dynamics, L.L.C. Salaried Pension Plan on the same basis as our other salaried employees during 2014. Effective as of January 1, 2012, the Douglas Dynamics, L.L.C. Salaried Pension Plan was frozen as to non-grandfathered participants (those with less than five years of service) and the benefit formula was reduced for grandfathered participants (those with five or more years of service). As a result of these changes, the tax-qualification rules under the Code applicable to this Plan will no longer permit certain of our highly compensated employees, including our named executive officers, to continue to accrue benefits under the Plan. In response to this limitation, in November 2011, we adopted a new deferred compensation plan, the Douglas Dynamics Nonqualified Deferred Compensation Plan (the "Deferred Compensation Plan"), in which our named executive officers are eligible to participate, to serve in part as a vehicle to provide replacement benefits to these executive officers. The Deferred Compensation Plan permits us to make discretionary contributions to the accounts of participants, and in 2014 we made annual contributions having an actuarial equivalent value of the annual pension accrual that participants lost as a result of being unable to continue participating in the Douglas Dynamics, L.L.C. Salaried Pension Plan. We expect to make similar contributions in the future. The amounts that we contributed to the accounts of our named executive officers in 2014 having such an actuarial value are set forth in the column titled "All Other Compensation" in the "Summary Compensation Table." The Deferred Compensation Plan also permits participants to defer on an elective basis up to 80% of their respective base salaries and up to 100% of their respective bonuses and performance-based compensation, although our Board of Directors has not authorized such deferrals at this point in time. For further description of the Deferred Compensation Plan, please see below under "—Narrative Disclosure to Non-Qualified Deferred Compensation for 2014 Table."

        Each named executive officer is also eligible to participate in all other benefit plans and programs that are or may be available to our other executive employees, including any health insurance or health care plan, disability insurance, vacation and sick leave, and other similar plans. Our named executive officers received no perquisites in 2014.

Severance and Change of Control Arrangements

        All of our named executive officers are parties to employment agreements. Under each of these employment agreements, the named executive officer is eligible for severance benefits consisting of base salary continuation (ranging from twelve to 24 months), paid COBRA coverage for twelve months and accelerated vesting of a portion of the executive's then outstanding stock options if his employment is terminated by us without cause or if the executive resigns due to a material breach by us. Additionally, Mr. Janik is entitled to receive a pro-rated portion of his annual bonus under the Annual Incentive Plan if his employment is terminated for any reason other than a termination by us for cause or resignation other than for a material breach.

        We compete for executive talent in a highly competitive market in which companies routinely offer similar benefits to named executive officers. We view these benefits as appropriate for the named executive officers who may not be in a position to readily obtain comparable employment within a reasonable period of time.

        Additionally, in the event of a change of control (as defined in the option award agreements), all of the unvested options held by Messrs. Janik and Adamson would become fully vested.

        Certain of our named executive officers, Mr. Janik and Mr. McCormick, have long service records with us and generally have provided the vision and leadership that has built us into the successful enterprise that we are today. We believe that providing these change of control benefits will keep these individuals, as well as the other named executive officers, focused on stockholders interests rather than income security in the event of a potential change of control transaction.

        Please refer to the discussion below under "—Potential Payments upon Termination or Change of Control" for a more detailed discussion of our severance and change of control arrangements.

Stock Ownership Guidelines

        One of the key objectives of our executive compensation program is alignment of the interests of our executive officers with the interests of our stockholders. We believe that ensuring that executive officers are stockholders and have a significant financial interest in our company is an effective means to accomplish this objective. In 2013, our Board of Directors approved stock ownership guidelines setting levels of ownership of our common stock that our executive officers, including our named executive officers, and our non-employee directors are expected to satisfy within five years. The ownership requirements are as follows:

Position	Ownership Requirement
Chief Executive Officer	3x Base Salary
Other Executive Officers	2x Base Salary
Non-Employee Directors	3x Cash Portion of Annual Retainer

        Newly appointed executive officers and non-employee directors (after the effective date of the guidelines) will have until the fifth anniversary of their appointment to satisfy their ownership requirement. Each of our executive officers and non-employee directors has either satisfied the ownership requirements under the guidelines or has additional time to do so.

Policy Regarding Restatements

        We do not currently have a formal policy requiring a fixed course of action with respect to compensation adjustments following later restatements of financial results. Under those circumstances, our Board of Directors or Compensation Committee would evaluate whether compensation adjustments were appropriate based on the facts and circumstances surrounding the restatement. We expect the

NYSE to adopt rules pursuant to the Dodd—Frank Wall Street Reform and Consumer Protection Act in the future mandating that all listed companies, including our company, adopt a policy requiring the recoupment of incentive compensation paid to executive officers on the basis of financial results that are subsequently subject to a material restatement. We intend to adopt a policy that complies with the rules when they are issued.

Tax Deductibility

        The Compensation Committee has considered the potential future effects of Section 162(m) of the Code on the compensation paid to our named executive officers. Section 162(m) places a limit of $1 million on the amount of compensation that a publicly held corporation may deduct in any one year with respect to its chief executive officer and each of the next three most highly compensated executive officers (other than its chief financial officer). In general, certain performance-based compensation approved by stockholders is not subject to this deduction limit. Prior to our IPO, since we were not publicly-traded, the Compensation Committee did not take the deductibility limit imposed by Section 162(m) into consideration in making compensation decisions. Subsequent to our IPO, the Compensation Committee has adopted a policy that, where reasonably practicable, we will seek to qualify the variable compensation paid to our named executive officers for an exemption from the deductibility limits of Section 162(m). However, we may authorize compensation payments that do not comply with the exemptions in Section 162(m) when we believe that such payments are appropriate to attract and retain executive talent. In addition, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding our intentions, that compensation intended to satisfy the requirements for deductibility under Section 162(m) will do so. We sought and obtained stockholder approval of certain provisions of the 2010 Stock Plan and the Annual Incentive Plan at the 2014 Annual Meeting for purposes of permitting qualifying compensation awarded under the plans to be qualified as performance-based compensation under Section 162(m) of the Code.

Summary Compensation Table for Fiscal Year Ended December 31, 2014

Name and Principal Position	Year	Salary(1)	Bonus	Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total
James Janik	2014	$530,107	—	$728,920	$770,640	$147,009	$86,055	$2,267,731
President and CEO	2013	$490,348	—	$945,807	$520,982	$(44,429)	$68,191	$1,980,899
	2012	$475,000	$25,000	$521,802	—	$81,433	$79,902	$1,183,137
Robert McCormick	2014	$335,882	—	$355,307	$406,952	$55,971	$57,116	$1,211,228
EVP and CFO	2013	$310,724	—	$461,009	$251,878	$(19,460)	$48,717	$1,052,868
	2012	$301,000	$25,000	$261,297	—	$29,833	$53,966	$671,096
Mark Adamson	2014	$261,113	—	$206,537	$315,484	$29,396	$52,178	$864,708
VP, Sales and Marketing	2013	$237,461	—	$263,096	$195,260	$(9,266)	$44,223	$730,774
	2012	$229,861	$25,000	$154,979	—	$16,157	$49,509	$475,506
Keith Hagelin	2014	$249,928	—	$198,029	$302,432	$113,358	$65,367	$929,114
VP, Operations	2013	$227,660	—	$252,270	$187,193	$(39,412)	$57,505	$685,216
	2012	$220,376	$25,000	$148,592	—	$60,626	$61,847	$516,441

(1)
Reflects salary amounts actually paid during the year indicated. The 2014 amounts are higher than the annual base salary rates in effect for 2014 because our practice of bi-weekly pay periods and the timing of holidays resulted in an extra pay period in 2014 (27 versus 26).

(2)
Reflects the grant date fair value of stock awards as determined pursuant to Accounting Standards Codification ("ASC") Topic 718. See Note 13, Stock-based Compensation in the notes to the consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2014. The amount includes awards that are subject to performance conditions, valued at the grant date based upon the probable outcome of such conditions, as follows: Mr. Janik—$447,060; Mr. McCormick—$217,898; Mr. Adamson—$126,684; and Mr. Hagelin—$121,451. The value of these awards at the grant date assuming that the highest level of performance conditions would be achieved is as follows: Mr. Janik—$634,200; Mr. McCormick—$309,113; Mr. Adamson—$179,724; and Mr. Hagelin—$172,291.

(3)
Reflects the actual payouts for the 2014, 2013 and 2012 Annual Incentive Plan, respectively.

(4)
Reflects change in pension plan value. There were no above-market or preferential earnings on nonqualified deferred compensation in 2014.

(5)
Reflects 401(k) match and Company contributions to the Douglas Dynamics Nonqualified Deferred Compensation Plan. See table below.

Name	401(k) Contribution	Contribution to Deferred Compensation Plan	Total All other Compensation
James Janik	$34,319	$51,736	$86,055
Robert McCormick	$20,402	$36,714	$57,116
Mark Adamson	$16,181	$35,997	$52,178
Keith Hagelin	$15,526	$49,841	$65,367

Grant of Plan-Based Awards in Year 2014

								All Other Stock Awards: Number of Shares of Stock or Units(3)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
									Grant Date Fair Value of Stock Awards(4)
	Grant Date
Name		Threshold	Target	Maximum	Threshold	Target	Maximum
James Janik	3/5/2014	—	—	—	—	25,939	38,909	—	$447,060
	3/5/2014	—	—	—	—	—	—	17,292	$281,860
		$0	$513,760	$770,640	—	—	—	—	—
Robert McCormick	3/5/2014	—	—	—	—	12,643	18,965	—	$217,898
	3/5/2014	—	—	—	—	—	—	8,430	$137,409
		$0	$325,562	$406,952	—	—	—	—	—
Mark Adamson	3/5/2014	—	—	—	—	7,351	11,027	—	$126,684
	3/5/2014	—	—	—	—	—	—	4,899	$79,854
		$0	$252,387	$315,484	—	—	—	—	—
Keith Hagelin	3/5/2014	—	—	—	—	7,047	10,571	—	$121,451
	3/5/2014	—	—	—	—	—	—	4,698	$76,577
		$0	$241,946	$302,432	—	—	—	—	—

(1)
Amounts reported above reflect the potential performance based incentive cash payments each executive could earn pursuant to the Annual Incentive Plan for 2014 with the following explanations:

•
Threshold (0%)—a minimum level of performance is required to begin earning an incentive. Thus, if these minimum thresholds are not met, the payout is $0.

•
Target (100% payout for our CEO, 75% for the other named executive officers)—the performance metrics are established to pay the indicated targeted incentive percentage of base salary for meeting expected performance levels as determined by the plan.

•
Maximum (150% payout for our CEO, 125% for the other named executive officers)—per the plan documentation, the indicated maximum payout percentage of base salary has been established.

(2)
Represents performance shares granted under our 2010 Stock Incentive Plan in March 2014. The number of shares that were earned based on our achievement of specified cumulative free cash flow objectives over the performance period from January 1, 2012 to December 31, 2014 were as follows: Mr. Janik, 27,427; Mr. McCormick, 13,368 Mr. Adamson, 7,772 and Mr. Hagelin, 7,451. These shares are subject to a requirement of continued service and will vest at a rate of one-third on each of December 31, 2014, December 31, 2015 and December 31, 2016.

(3)
Represent grants of shares subject to ratable vesting in three annual installments beginning March 5, 2015.

(4)
Represents grant date fair value as calculated pursuant to ASC Topic 718.

Narrative Disclosure to Summary Compensation Table for Year Ended December 31, 2014 and Grants of Plan-Based Awards in Year 2014 Table

        Certain elements of compensation set forth in the Summary Compensation Table for Year Ended December 31, 2014 and Grants of Plan-Based Awards for Year 2014 Table reflect the terms of employment agreements between us and certain of the named executive officers.

        James L Janik.    We are a party to an employment agreement with Mr. Janik entered into on March 30, 2004. The agreement had an initial term of three years, after which it remains effective for successive one-year periods until we give or are provided by Mr. Janik with 90 days' notice of termination prior to each successive renewal date. The agreement provides for an initial base salary of $270,000 per year, subject to annual increase at the discretion of our Compensation Committee. Pursuant to this provision, Mr. Janik's salary has been increased periodically, most recently to $530,107 in 2014. In addition, pursuant to his employment agreement, Mr. Janik is eligible to receive an annual performance bonus of up to 100% of his base salary. As discussed in "—Annual Incentive Plan," for 2014 Mr. Janik was eligible to receive an annual performance bonus of up to 150% of his base salary.

        Robert L. McCormick.    We are a party to an employment agreement with Mr. McCormick entered into on September 7, 2004. The agreement had an initial term of three years, after which it remains effective for successive one-year periods until we give or are provided by Mr. McCormick with 90 days' notice of termination prior to each successive renewal date. The agreement provides for an initial base salary of $195,000 per year, subject to annual review and adjustment at the discretion of our Board of Directors. Pursuant to this provision, Mr. McCormick's salary has been increased periodically, most recently to $335,882 in 2014. In addition, pursuant to his employment agreement Mr. McCormick is eligible to receive an annual performance bonus of up to 100% of his base salary. As discussed in "—Annual Incentive Plan," for 2014 Mr. McCormick was eligible to receive an annual performance bonus of up to 125% of his base salary.

        Mark Adamson.    We are a party to an employment agreement with Mr. Adamson entered into on August 27, 2007. The agreement has an initial term of three years, after which it will remain effective for successive one-year periods until we give or are provided by Mr. Adamson with 90 days' notice of termination prior to each successive renewal date. The agreement provides for an initial base salary of $205,000 per year, subject to annual review and adjustment at the discretion of our Board of Directors. Pursuant to this provision, Mr. Adamson's salary has been increased periodically, most recently to $261,113 in 2014. In addition, pursuant to his employment agreement, Mr. Adamson is eligible to receive an annual performance bonus of up to 100% of his base salary. As discussed in "—Annual Incentive Plan," for 2014 Mr. Adamson was eligible to receive an annual performance bonus of up to 125% of his base salary.

        Keith Hagelin:    We are party to an employment agreement with Mr. Hagelin, entered into on June 14, 2010. The agreement will remain effective until we give or are provided by Mr. Hagelin with 90 days of notice of termination. The agreement provides for an initial base salary of $215,000 per year, subject to annual review and adjustment at the discretion of our Board of Directors. Pursuant to this provision, Mr. Hagelin's salary was increased to $249,928 in 2014. In addition, Mr. Hagelin is eligible to receive an annual performance bonus of up to 100% of his base salary. As discussed in "—Annual Incentive Plan," for 2014 Mr. Hagelin was eligible to receive an annual performance bonus of up to 125% of his base salary.

        In connection with our IPO, each of these employment agreements was amended for purposes of complying with Section 409A of the Code. The amendments provide that it is our intent that the agreements satisfy the requirements of Section 409A and are interpreted consistent with that intent. The amendments further provide that, to the extent required by Section 409A, severance payments that become due under the agreements that are considered deferred compensation at the time of termination of employment will be delayed until the earlier of six months following the applicable executive's termination of employment or the date of the executive's death following termination of employment, at which time all such delayed payments will be paid in lump sum to the executive without interest.

Outstanding Equity Awards at Year End 2014

        The following table sets forth for each named executive officer, unexercised options, unvested stock and equity incentive plan awards as of the end of 2014.

	Option Awards(1)				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(2) ($)
James Janik	—	—	—	—	114,263	(3)	$2,448,656
Robert McCormick	—	—	—	—	56,330	(4)	$1,207,152
Mark Adamson	26,350	—	$4.21	8/27/2017	26,745	(5)	$573,145
Keith Hagelin	—	—	—	—	29,199	(6)	$625,735

(1)
These stock options were granted on the date ten years prior to the expiration date and become vested over a five-year period following the grant date with 20% of the shares underlying the option becoming vested on each anniversary of the grant date.

(2)
Based on a market value as of December 31, 2014 of $21.43 per share, which was the closing sale price of a share of our common stock on the last trading day of the year.

(3)
10,789 shares will vest on January 3, 2015; 5,806 shares will vest on January 3, 2016; 21,229 shares will vest on May 4, 2015; 30,767 shares will vest on March 6, 2015; 30,766 shares will vest on March 6, 2016; and 14,906 shares will vest on March 6, 2017.

(4)
5,418 shares will vest on January 3, 2015; 2,830 shares will vest on January 3, 2016; 10,822 shares will vest on May 4, 2015; 14,997shares will vest on each of March 6, 2015 and 2016; and 7,266 shares will vest on March 6, 2017.

(5)
3,225 shares will vest on January 3, 2015; 1,621 shares will vest on January 3, 2016; 416 shares will vest on May 4, 2015; 8,631 shares will vest on March 6, 2015; 8,629 shares will vest on March 6, 2016; and 4,223 shares will vest on March 6, 2017.

(6)
3,092 shares will vest on January 3, 2015; 1,554 shares will vest on January 3, 2016; 3,954 shares will vest on May 4, 2015: 8,276 shares will vest on March 6, 2015; 8,274 shares will vest on March 6, 2016; and 4,049 shares will vest on March 6, 2017.

        Option Exercises and Stock Vested in Fiscal 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)(1)
James Janik	—	—	52,644	$875,459
Robert McCormick	—	—	26,445	$439,894
Mark Adamson	—	—	9,595	$157,945
Keith Hagelin	—	—	26,445	$211,478

(1)
Amounts represent the product of the number of shares acquired on vesting and the closing market price of the shares on the vesting date.

Pension Benefits

        The following table sets forth each named executive officer's pension benefits as of the end of 2014.

Name	Plan Name	Number of Years of Credited Service(1)	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
James Janik	Salaried Pension	19.3	$709,856	—
Robert McCormick	Salaried Pension	7.3	$233,639	—
Mark Adamson	Salaried Pension	4.4	$136,498	—
Keith Hagelin	Salaried Pension	16.7	$473,191	—

(1)
The number of years of credited service includes service with Douglas Dynamics L.L.C., the entity that previously operated our business. The additional years of service so recognized are 11 years for Mr. Janik and 8 years for Mr. Hagelin.

        We sponsor a defined benefit plan, the Douglas Dynamics, L.L.C. Salaried Pension Plan, in which our named executive officers participate. Until January 1, 2012, the accrued benefit under the plan was 1.67% of final average monthly compensation multiplied by years of service (capped at 30 years) less 1.67% of monthly social security benefit multiplied by years of service (capped at 30 years). "Final average monthly compensation" is calculated based on the highest five year consecutive total compensation during the last ten years of employment. Effective January 1, 2012, benefits under the Douglas Dynamics, L.L.C. Salaried Pension Plan were frozen except for employees with five or more years of service. For employees with five or more years of service, benefits accrued on and after January 1, 2012 will be based on 1.00%, rather than 1.67%, of final average monthly compensation multiplied by years of service (capped at 30 years) less 1.00%, rather than 1.67%, of monthly social security benefit multiplied by years of service (capped at 30 years). As a result of these changes, the tax-qualification rules under the Code applicable to the plans will no longer permit certain of our highly compensated employees, including our named executive officers, to continue to accrue benefits under the Douglas Dynamics, L.L.C. Salaried Pension Plan.

        Participants may receive their full benefit upon normal retirement at age 65 or a reduced benefit upon early retirement at age 55 with ten years of service. Reduced benefits are also available after termination with five years of service.

        The amounts in the table above reflect the actuarial present value of the named executive officer's benefits under our defined benefit plan and are determined using the interest rate and other assumptions discussed in Note 12 in the notes to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014.

Non-Qualified Deferred Compensation for 2014

        The following table sets forth information for the year ended 2014 regarding the Douglas Dynamics Nonqualified Deferred Compensation Plan and, for Mr. Hagelin, the LTIP. The LTIP was frozen as of December 31, 2010.

Name(1)	Executive Contributions in Last FY	Registrant Contributions in Last FY(2)	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(3)
James Janik	—	$51,736	$10,714	—	$178,631
Robert McCormick	—	$36,714	$7,603	—	$126,765
Mark Adamson	—	$35,997	$9,476	—	$131,104
Keith Hagelin	—	$49,841	$12,319	—	$424,707

(1)
Messrs. Janik, McCormick and Adamson do not participate in LTIP.

(2)
All of the amounts shown in the "Registrant Contributions in Last FY" column are included in the "All Other Compensation" column of the "Summary Compensation Table" for the last completed fiscal year.

(3)
Includes the following amounts reported in the "Summary Compensation Table" for years prior to the last completed fiscal year: Mr. Janik—$98,995, Mr. McCormick—$70,252, Mr. Adamson—$68,878 and Mr. Hagelin—$144,580.

Narrative Disclosure to Non-Qualified Deferred Compensation for 2014 Table

        All amounts allocated to Mr. Hagelin's account under the LTIP are vested except in the event of his voluntary separation or termination for cause. In this case, the last two years will not be considered vested and will be subtracted from his account balance. When we froze the LTIP, we established new payout schedules for participants depending on their status as "active" or "inactive." Mr. Hagelin, as an active participant who will also participate in our new long-term incentive program (described below) will be eligible for payment under the LTIP as follows: at normal retirement, 100% of the accrued benefit will be paid in five equal annual installments beginning the first full calendar year after retirement; upon another voluntary termination or a termination without cause, 60% of the accrued benefit will be paid in five equal installments beginning the first calendar year after such termination; and upon a termination for cause, all accrued benefits will be forfeited and no payments will be made. If the total in Mr. Hagelin's account reaches two times his base salary, one-fifth of the account balance will be paid out by February 15th of the following year. See "—Long Term Incentive Compensation—Frozen Long Term Cash-Based Incentive Plan" for additional information regarding the LTIP.

        Since 2012, we have maintained a deferred compensation plan, the Douglas Dynamics Nonqualified Deferred Compensation Plan (the "Deferred Compensation Plan"). Amounts deferred under the Deferred Compensation Plan during 2014 are included in the table above. We adopted the Deferred Compensation Plan in conjunction with our decision to freeze or reduce the rates of benefit accruals under the Douglas Dynamics, L.L.C. Salaried Pension Plan as described above. As a result of these changes to the tax-qualified pension plans, the tax-qualification rules under the Code applicable to the plans will no longer permit certain of our highly compensated employees, including our named executive officers, to continue to accrue benefits under the Douglas Dynamics, L.L.C. Salaried Pension Plan. Accordingly, the Deferred Compensation Plan was adopted in part to serve as a vehicle to provide replacement benefits to these executive officers.

        The Deferred Compensation Plan permits us to make discretionary contributions to the accounts of participants, and in 2014 we made annual contributions having an actuarial equivalent value of the annual pension accrual that participants lost as a result of being unable to continue participating in the Douglas Dynamics, L.L.C. Salaried Pension Plan. We expect to make similar contributions in the future. The Deferred Compensation Plan also permits participants to defer on an elective basis up to 80% of their respective base salaries and up to 100% of their respective bonuses and performance-based compensation, although our Board of Directors has not authorized such deferrals at this point in time.

        The amounts allocated under the Deferred Compensation Plan in any year are credited to a bookkeeping account to be maintained in the name of that participant under the Deferred Compensation Plan. Participants in the Deferred Compensation Plan are immediately and fully vested in their Deferred Compensation Plan account. Deferred Compensation Plan participants' accounts are credited with a deemed investment return determined as if the account were invested in one or more investment alternatives selected by the Company for corporate-owned life insurance policies that we intend to use to fund our obligations under the Deferred Compensation Plan.

        Allocations of our contributions and amounts deferred by participants under the Deferred Compensation Plan, if any, and deemed investment returns to a participant's Deferred Compensation Plan account are generally not subject to Federal income tax, and we will not receive a deduction for the amounts deferred or allocated to a participant's account, until those amounts are distributed pursuant to the Deferred Compensation Plan.

        We will distribute the balance of a participant's Deferred Compensation Plan account attributable to our contributions upon the later of the participant's separation from service or age 55, or upon the occurrence of an unforeseeable hardship (in an amount necessary to address the hardship). We will distribute the balance of participant's Deferred Compensation Plan account attributable to employee contributions upon the participant's separation from service, whether or not the participant has attained age 55, or upon the occurrence of an unforeseeable hardship (in an amount necessary to address the hardship). The distribution will be in a lump sum or up to ten installments, as elected by the participant, except that the distribution will automatically be made in a lump sum in the case of a hardship distribution or if the participant's account balance is less than $25,000 at the time a separation from service. Participants also may elect in advance to have all or a portion of their own contributions distributed prior to a separation from service upon a designated date, subject to requirements specified in the Deferred Compensation Plan. Such distributions may be made in a lump sum or in up to five installments. Although we currently intend to fund our obligations under the Deferred Compensation Plan using corporate-owned life insurance policies, our obligations to make distributions under the Deferred Compensation Plan are our general, unsecured obligations and rank equally with our other unsecured and unsubordinated indebtedness.

Potential Payments upon Termination or Change of Control

        The information below describes certain compensation and benefits to which our named executive officers are entitled in the event their employment is terminated under certain circumstances and/or a change of control occurs. See the table at the end of this section for the amount of compensation and benefits that would have become payable under existing plans and contractual arrangements assuming a termination of employment and/or change of control had occurred on December 31, 2014 assuming a market value of our common stock on that date of $21.43, which was the closing sale price of a share of our common stock on such date, given the named executive officers' compensation and service levels as of such date. There can be no assurance that an actual triggering event would produce the same or similar results as those estimated if such event occurs on any other date or at any other price, or if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different. Unless otherwise noted specifically below, a change of control will not be triggered as a result of this offering.

Involuntary Termination Without Cause or Resignation Due to Material Breach

        As described above, we are a party to employment agreements with each of the named executive officers, all of which were entered into prior to December 31, 2010. Under these employment agreements, if we terminate the executive's employment without Cause (as defined below), or if the executive were to terminate his employment due to a Material Breach (as defined below) by us, the executive would be entitled to receive severance benefits consisting of base salary continuation. Under such circumstances, Mr. Janik would be entitled to 24 months of his base salary, and each of Messrs. McCormick, Adamson and Hagelin would be entitled to 12 months of his base salary, in each case paid monthly. Any unvested stock options scheduled to vest at the next applicable vesting date would vest pro-rata according to the number of months the executive was employed during the relevant vesting period. We would also continue each executive's benefits for one year at the executive's election and cost. Additionally, Mr. Janik would also have been entitled to receive a pro-rated portion of his annual performance bonus for the year of termination. Severance payments would generally be subject to the executive's compliance with certain non-competition, non-solicitation and confidentiality covenants (described in more detail below) during the period severance payments are being made.

        Under each employment agreement, "Cause" means the occurrence or existence of any of the following with respect to an executive, as determined in good faith by a majority of the disinterested members of our Board of Directors: (a) a material breach by the executive of any of his material obligations under the employment agreement which remains uncured after the lapse of 30 days following the date that we have given the executive written notice thereof; (b) a material breach by the executive of his duty not to engage in any transaction that represents, directly or indirectly, self-dealing with us or any of our respective affiliates which has not been approved by a majority of the disinterested members of our Board of Directors, if in any such case such material breach remains uncured after the lapse of 30 days following the date that we have given the executive written notice thereof; (c) the repeated material breach by the executive of any material duty referred to in clause (a) or (b) above as to which at least two (2) written notices have been given pursuant to such clause (a) or (b); (d) any act of misappropriation, embezzlement, intentional fraud or similar conduct involving us; (e) the conviction or the plea of nolo contendere or the equivalent in respect of a felony involving moral turpitude; (f) intentional infliction of any damage of a material nature to any of our property; or (g) the repeated non-prescription abuse of any controlled substance or the repeated abuse of alcohol or any other non-controlled substance which, in any case described in this clause, our Board of Directors reasonably determines renders the executive unfit to serve us as an officer or employee.

        Under each employment agreement, the executive has the right to terminate his employment if (a) we fail to perform a material condition or covenant of the employment agreement that remains uncured after an applicable cure period or (b) we repeatedly fail to perform a material condition or covenant of the employment agreement as to which at least two written notices have been given by the executive (each of clause (a) and (b), a "Material Breach"). Additionally, under Mr. Janik's employment agreement, Material Breach also includes the relocation of his principal place of performance to outside the Milwaukee, Wisconsin metropolitan area without his prior written consent.

        Each of the employment agreements contains a non-competition provision that prevents the executive officer from working for or investing in our competitors and a non-solicit provision that prevents the executive officer from soliciting our employees, in each case for three years after termination of employment, and a perpetual nondisclosure provision.

Termination due to Death, Disability or Retirement

        Under the employment agreements, if the executive's employment terminates due to death, Disability (as defined below) or retirement, the executive would generally not be entitled to severance benefits except as follows. In the event of an executive's death, we would be obligated to continue coverage of such executive's dependents (if any) under all benefit plans and programs for a period of six months at no charge to the dependents. Additionally, under the Annual Incentive Plan, in the event of termination due to death or Disability and, in the case of Mr. Janik, his retirement, each executive (or his beneficiaries) would be entitled to receive a prorated portion of his annual performance bonus for the year of termination. As a participant in the LTIP, Mr. Hagelin would remain 100% vested in his account balance and would receive a lump sum distribution. The restricted stock units that we granted to the named executive officers in March 2013 and 2014 also provide for continued vesting upon retirement after age 65 or after age 55 with ten years of service.

        Under the employment agreements, "Disability" means a disability that renders the executive unable to perform the essential functions of his position, even with reasonable accommodation, for a period of 60 consecutive days or for 90 days within any 180 day period.

Treatment of Vested Stock Options

        Under the terms of each employment agreement and option award agreement with Messrs. Janik and Adamson, in the event an executive's employment with us terminates for any reason, other than for Cause, he would be entitled to exercise any vested stock options held by him for a period of 180 days after the termination date, except that if Mr. Janik's employment is terminated without Cause, or due to his death, Disability or retirement, or he resigns due to a Material Breach, he has a period of 24 months to exercise all vested stock options held by him. As of December 31, 2014, Mr. Janik held no stock options.

Treatment of Restricted Stock and Restricted Stock Units

        Under the terms of restricted stock and restricted stock unit awards granted prior to 2013 to Messrs. Janik, McCormick, Adamson and Hagelin, in the event the executive's employment with us terminates for any reason, he will forfeit any then unvested shares of restricted stock or restricted stock units. Under the terms of the restricted stock unit awards granted in March 2013 and 2014, in the event an executive's employment with us terminates due to the executive's retirement after age 65 or after age 55 with 10 years of service, the restricted stock units will continue to vest.

Change of Control

  Messrs. Janik, McCormick and Adamson.

        Stock Options.    Under the terms of each employment agreement and option award agreement with Messrs. Janik and Adamson, in the event of a change of control (as defined below), any unvested options held by the executive accelerate and become fully vested. As of December 31, 2014, Mr. Janik held no stock options.

        For purposes of the employment agreements and option award agreements, "change of control" means any time (i) any person or "group" (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) other than Aurora, Ares and their respective affiliates collectively shall have obtained the power (whether or not exercised) to elect a majority of our members of our Board of Directors (or similar governing body); (ii) Douglas Holdings shall cease to beneficially own and control 100% on a fully diluted basis of the economic and voting interests in the limited liability company interests of Douglas Dynamics, L.L.C.; or (iii) the majority of the seats (other than vacant seats) on our Board of Directors (or similar governing body) cease to be occupied by persons who either (a) were members of our Board of Directors on April 12, 2004 or (b) were nominated for election by our Board of Directors, a majority of whom were directors on April 12, 2004 or whose election or nomination for election was previously approved by a majority of such directors.

        Restricted Stock and Restricted Stock Units.    Under the terms of the 2010 Stock Plan, in the event of a change of control (as defined below), the Compensation Committee or our Board, in its discretion, may, among other alternatives, accelerate the vesting of all of the then-unvested shares of restricted stock held by Messrs. Janik, McCormick, Adamson and Hagelin. Under the terms of the restricted stock unit award agreements, the vesting of then-unvested restricted stock units that are assumed or substituted in the change of control will not automatically accelerate unless the executive's employment is terminated other than for serious misconduct or the executive resigns for good reason within 24 months after the change in control. If the restricted stock units are not assumed or substituted, then vesting will be accelerated upon the change of control.

        For purposes of the 2010 Stock Plan, a "change of control" means any time (1) any person, other than certain affiliates, becomes the beneficial owner of 50% or more of the combined voting power of our outstanding voting securities; (2) during any period of two consecutive years, the majority of our Board of Directors changes (other than through Board-approved appointments); (3) certain extraordinary transactions involving our company become effective or are consummated; or (4) a sale, transfer or any other disposition (including, without limitation, by way of spin-off, distribution, complete liquidation or dissolution) of all or substantially all of our business and/or assets to an unrelated third party is consummated.

        The table below sets forth the estimated value of the potential payments to each of the named executive officers, assuming the executive's employment had terminated on December 31, 2014 and/or that a change of control had occurred on that date, and assuming that the vesting of all unvested restricted stock and restricted stock units awards was accelerated upon a change of control. No performance share units were subject to continuing performance contingencies as of December 31,

2014. The figures in the table below are based on the employment agreements in effect on December 31, 2014.

Name	Termination without cause or resignation for material breach	Termination due to death	Termination due to disability	Termination due to retirement	Change of control
James Janik
Severance	$1,096,493	—	—	—	—
Dependent COBRA Coverage	—	$7,271	—	—	—
Annual Incentive Plan Bonus	$770,640	$770,640	$770,640
Restricted Stock and Units(1)	—	—	—	—	$2,448,656
Robert McCormick
Severance	$693,146	—	—	—	—
Dependent COBRA Coverage	—	$7,271	—	—	—
Annual Incentive Plan Bonus	—	$406,952	$406,952	—	—
Restricted Stock and Units(2)	—	—	—	—	$1,207,152
Mark Adamson
Severance	$539,387	—	—	—	—
Dependent COBRA Coverage	—	$7,271	—	—	—
Annual Incentive Plan Bonus	—	$315,484	$315,484	—	—
Restricted Stock and Units(1)	—	—	—	—	$573,145
Option Acceleration(1)(2)	$453,730	—	—	—	$453,730
Keith Hagelin
Severance	$107,826	—	—	—	—
Dependent COBRA Coverage	—	$7,271	—	—	—
Annual Incentive Plan Bonus	—	$302,432	$302,432	—	—
Restricted Stock and Units(1)	—	—	—	—	$625,735
LTIP(3)	$252,074	$252,074	$252,074	$252,074	—

(1)
Based on a market value as of December 31, 2014 of $21.43 per share, which was the closing sale price of a share of our common stock on such date. Includes unvested time-vesting restricted stock issued at the IPO in addition to subsequently granted time-vesting shares or restricted stock units that were unvested as of December 31, 2014.

(2)
Accelerated vesting of stock options is based on the difference between the closing sale price of our common stock on December 31, 2014 and the exercise price.

(3)
Reflects amount to be paid to Mr. Hagelin in the event he was terminated without cause. In the event he resigned voluntarily or was terminated with cause, he would have forfeited $100,830 (40% of his LTIP balance).

Risk Assessment of our Compensation Policies and Practices

        On an annual basis, our senior management team reviews all of our compensation policies and practices, including the incentives that they create and factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to our company. Management then reviews its findings with our Compensation Committee. Based on the most recent review in 2014, management and our Compensation Committee concluded that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on our company. Specifically, management and our Compensation Committee took into consideration as part of its review the fact that the compensation programs contain many design features that mitigate the likelihood of inducing excessive risk-taking behavior. These features include a balance of fixed and variable compensation, with variable compensation tied both to short-term objectives and the long-term value of our company, and multiple metrics in our incentive programs that balance profitability, cash management and other key business objectives.

Director Compensation

        The table below sets forth information regarding the compensation of our directors for 2014.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non- Qualified Deferred Compensation Earnings	All Other Compensation	Total
James L. Janik(2)	—	—	—	—	—	—	—
James D. Staley	$56,750	$45,000	—	—	—	—	$101,750
James L. Packard	$53,500	$45,000	—	—	—	—	$98,500
Donald Sturdivant	$49,500	$45,000	—	—	—	—	$94,500
Jack O. Peiffer(3)	$11,750	$45,000	—	—	—	—	$56,750
Michael W. Wickham(4)	$14,250	$45,000	—	—	—	—	$59,250
Kenneth W. Krueger	$61,500	$45,000	—	—	—	—	$106,500
Margaret Dano	$49,500	$45,000	—	—	—	—	$94,500

(1)
Reflects the grant date fair value of restricted stock unit awards as determined pursuant to ASC Topic 718. See Note 13, Stock-based Compensation in the notes to the consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2014. Each outside director received 2,913 restricted stock units. For Messrs. Peiffer and Wickham, who retired on the date of our 2014 Annual Meeting, the amount also reflects the value of accelerated vesting of then outstanding equity awards upon their retirement.

(2)
Mr. Janik, our Company's president and chief executive officer, is not compensated for being a director of our Company.

(3)
Mr. Peiffer retired on the date of our 2014 Annual Meeting.

(4)
Mr. Wickham retired on the date of our 2014 Annual Meeting.

        In 2014, our director compensation for our outside directors consisted of the following:

  •
  Annual cash retainer fee for all outside directors of $35,000;

  •
  Additional fee of $1,000 per committee meeting attended;

  •
  Additional retainer fee of $45,000 in the form of restricted stock units vesting on the first anniversary of the award (subject to accelerated vesting upon retirement);

  •
  Additional cash retainer fee for our independent Chairman of the Board of $10,000;

  •
  Additional cash retainer fee for our audit committee chairman of $7,000;

  •
  Additional cash retainer fee for our compensation committee chairman of $5,000; and

  •
  Additional cash retainer fee for our nominating and corporate governance committee chairman of $4,000.

        We also reimburse all directors for out-of-pocket expenses incurred in connection with attendance at Board and committee meetings. The restricted stock units are granted on the first business day of each calendar year. The restricted stock units and the underlying shares are issued to our outside directors pursuant to our 2010 Stock Plan.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the above Compensation Discussion and Analysis with our management and, based on such review and discussion, has recommended to our Board that the Compensation Discussion and Analysis be included in our proxy statement for our Annual Meeting.

COMPENSATION COMMITTEE
James D. Staley (Chairman) James L. Packard Donald W. Sturdivant Kenneth W. Krueger Margaret Dano

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
(Proposal 2)

        Under legislation enacted by Congress we are required to hold a non-binding advisory stockholder vote on a resolution approving the compensation of our named executive officers, which we refer to as a "say on pay" vote. In keeping with the recommendation of our Board of Directors and the preference expressed by our stockholders in 2011, we hold a say on pay vote on an annual basis. Accordingly, we are again seeking input from our stockholders in 2015 through this advisory vote on the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis and the accompanying compensation tables and narrative discussion contained in this proxy statement. Our next advisory vote will be held in 2016.

        As indicated by the Compensation Discussion and Analysis and accompanying disclosures, executive compensation is an important matter both to us and, we believe, to our stockholders. We believe that a skilled, experienced and dedicated senior management team is essential to the future performance of our company and to building stockholder value. We have sought to establish competitive compensation programs that enable us to attract and retain executive officers with these qualities as well as to motivate management to maximize performance while building stockholder value.

        As described in greater detail in the Compensation Discussion and Analysis, we compensate our named executive officers through both short term cash programs, including annual salary and an annual incentive plan, and long term incentive programs, reflecting a mix of fixed and variable compensation. Although our compensation program provides for a mix of both short and long term compensation and cash and non-cash compensation, we do not have any specific policy on those allocations. Our compensation philosophy is centered on providing an opportunity for an executive's total annual compensation to exceed what we believe is the general market level of compensation for similar executive roles. Our business is subject to variability of earnings due to year-to-year variations in snowfall. Accordingly, we have designed our compensation program to provide for a competitive annual salary while offering our named executive officers the opportunity to earn a substantial amount of variable compensation based on our profitability. This program aligns named executive officer compensation with our variable earnings model and is intended to differentiate us from our competitors when attracting and motivating our executives.

        Our Board requests the support of our stockholders for the compensation of our named executive officers as disclosed in this proxy statement. Accordingly, for the reasons we discuss above, our Board unanimously recommends that stockholders vote in favor of the following resolution:

  "RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis section and the compensation tables and narrative discussion contained in this proxy statement."

        The affirmative vote of the holders of a majority of shares of our common stock represented and entitled to vote at our Annual Meeting is required to approve the compensation of the named executive officers as disclosed in the Compensation Discussion and Analysis section and the compensation tables and narrative discussion contained in this proxy statement. Consequently, broker non-votes will have no effect on approval of the resolution, but abstentions will act as a vote against approval of the resolution.

        As this is an advisory vote, the results of the vote will not be binding on our Board, although our Compensation Committee will consider the outcome of the vote when evaluating the effectiveness of our compensation principles and practices and our Compensation Committee and our Board will review and consider the outcome of the vote when making future compensation decisions for our named executive officers.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

 AUDIT COMMITTEE REPORT

        The Audit Committee is comprised of Messrs. Staley, Packard, Sturdivant and Krueger and Ms. Dano, and is chaired by Mr. Krueger. Each of Messrs. Staley, Packard, Sturdivant and Krueger and Ms. Dano are independent within the meaning of Rule 10A-3 under the Exchange Act and the listing standards of the NYSE. Our management is responsible for our internal controls and financial reporting process. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with standards of The Public Company Accounting Oversight Board ("PCAOB") and issuing a report thereon. The Audit Committee is responsible for monitoring these processes and is responsible for appointing our independent registered public accounting firm, subject to stockholder ratification, and approving the terms of the independent registered public accounting firm's services.

        The Audit Committee has established a policy for the pre-approval of all audit and permissible non-audit services to be provided by the independent registered public accounting firm, which policy was also approved by our Board. The services performed by the independent registered public accounting firm in 2014 were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee and approved by our Board. The Audit Committee met with our management and our independent registered public accounting firm four times during 2014.

        The Audit Committee has discussed with our independent registered public accounting firm the overall scope and plans for its independent audit. The Audit Committee reviewed and discussed our audited financial statements with management. Our management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. Discussions regarding our audited financial statements included the independent registered public accounting firm's judgments about the quality of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. The Audit Committee also discussed with the independent registered public accounting firm all other matters required by Statement on Auditing Standards ("SAS") No. 61, "Communication with Audit Committees", as amended by SAS No. 89, "Audit Adjustments" and SAS No. 90, "Audit Committee Communications", as adopted by the PCAOB, and Rule 2-07 of Regulation S-X.

        Our independent registered public accounting firm provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accountant's communications with the Audit Committee concerning independence and the Audit Committee discussed the independent registered public accounting firm's independence with management and the independent registered public accounting firm.

        Based on the Audit Committee's discussion with management and the independent registered public accounting firm, the Audit Committee's review of the representation of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended to our Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC.

        This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

AUDIT COMMITTEE Kenneth Krueger (Chairman) James D. Staley James L. Packard Donald W. Sturdivant Kenneth Krueger Margaret S. Dano

 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
(Proposal 3)

        Ernst & Young LLP served as our independent registered public accounting firm for 2014, and has served as our independent registered public accounting firm since 2004. A representative of Ernst & Young LLP is expected to be present at our Annual Meeting and will be given the opportunity to make a statement and answer appropriate questions that may be asked by stockholders.

        The Audit Committee has selected Ernst & Young LLP as our independent registered public accounting firm for 2015, subject to stockholder ratification at our Annual Meeting.

        The Audit Committee Charter does not require that our stockholders ratify the selection of Ernst & Young LLP as our independent registered public accounting firm. We are doing so because we believe it is a matter of good corporate governance practice. If our stockholders do not ratify the selection, our Audit Committee may reconsider whether to retain Ernst & Young LLP, but still may retain that firm. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.

        Fees billed to us by Ernst & Young LLP for the years ended December 31, 2014 and 2013 were as follows:

Audit Fees

        The aggregate fees billed for the audit of our 2014 annual financial statements and the review of financial statements included in our quarterly reports on Form 10-Q in 2014 were $550,000, comprised of $455,000 base audit fees and $95,000 for the opening balance sheet and purchase price allocation of Henderson. The aggregate fees billed for the audit of our 2013 annual financial statements and the review of financial statements included in our quarterly reports on Form 10-Q in 2013 were $485,000.

Audit-Related Fees

        The aggregate audit-related fees billed by Ernst & Young LLP for 2014 were $80,475 principally consisting of financial due diligence services related to potential transactions of $78,500 and $1,975, consisting of fees for a technical accounting software subscription . The aggregate audit-related fees billed by Ernst & Young LLP for 2013 were $4,200, consisting of fees for a technical accounting software subscription.

Tax Fees

        The aggregate fees billed for tax services for 2014 and 2013 were $0 and $4,453, respectively. These fees relate primarily to corporate income tax return preparation services.

All Other Fees

        There were no other fees billed by Ernst & Young LLP for 2014 or 2013.

        The Audit Committee considered the non-audit services provided by Ernst & Young LLP and determined that the provision of such services was compatible with maintaining Ernst & Young LLP's independence. All services performed in connection with the fees reported under the headings Audit-Related Fees and Tax Fees were pre-approved by the Audit Committee.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2015.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers, and persons who own more than 10% of our common stock to file with the SEC and with the NYSE reports of ownership and changes in ownership of our common stock. Directors, executive officers and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

        Based solely on review of such reports furnished to us or written representations that no other reports were required, we believe that, during 2014, our directors and named executive officers complied with all applicable Section 16(a) filing requirements.

STOCKHOLDER PROPOSALS

        A stockholder who intends to present a proposal for action at any annual meeting and who desires that such proposal be included in our proxy materials must submit the proposal to us in advance of the meeting. Proposals for our annual meeting to be held in 2016 must be received by us at our corporate offices, directed to the attention of the Corporate Secretary, no later than December 2, 2015. Under SEC rules relating to the discretionary voting of proxies at stockholder meetings, if a proponent of a matter for stockholder consideration (other than a stockholder proposal) fails to notify us at least 45 days prior to the month and day of the anniversary of mailing the prior year's proxy statement, then management proxies are allowed to use their discretionary voting authority if a proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement. Therefore, any such matters must be received by us by February 15, 2016 in the case of our 2016 annual meeting of stockholders. We are not aware of any such proposals for our Annual Meeting. Our Bylaws also establish advance notice procedures as to (i) business to be brought before an annual meeting of stockholders other than by or at the direction of our Board; (ii) the nomination, other than by or at the direction of our Board, of candidates for election as directors; and (iii) the request to call a special meeting of stockholders. Under our Bylaws, written notice of stockholder proposals for our 2016 annual meeting which are not intended to be considered for inclusion in next year's annual meeting proxy materials (stockholder proposals submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934) must be received by us at our principal office, directed to the attention of the Corporate Secretary, no later than January 30, 2016 and no earlier than December 31, 2015 and must contain the information specified in our Bylaws. Any stockholder who wishes to take such action should obtain a copy of our Bylaws and may do so by written request addressed to our Corporate Secretary at our principal executive offices.

COST OF PROXY SOLICITATION

        We will pay the cost of preparing, printing and mailing proxy materials as well as the cost of soliciting proxies on behalf of our Board. In addition to using the mail services, our officers and other regular employees, without additional remuneration, may solicit proxies in person and by telephone, e-mail or facsimile transmission. We will reimburse brokers, nominees and custodians who hold our common stock in their names and who solicit proxies from the beneficial owners for out-of-pocket and reasonable clerical expenses.

OTHER MATTERS

        Pursuant to the rules of the SEC, services that deliver our communications to our stockholders through a bank, broker or other holder of record may deliver to multiple stockholders sharing the same address a single copy of our annual report to stockholders and this proxy statement. Upon written or oral request, we will promptly deliver a separate copy of our annual report to stockholders and/or this proxy statement to any stockholder at a shared address to which a single copy of each document was delivered. Stockholders sharing an address may also request delivery of a single copy of our annual report and/or proxy statement if they are currently receiving multiple copies of such documents. Stockholders may notify us of their requests in writing and addressed to Investor Relations, Douglas Dynamics, Inc., 7777 N. 73rd Street, Milwaukee, WI 53223, or via telephone at (414) 354-2310.

 ANNUAL REPORT

        We are mailing our Annual Report to Stockholders, including our audited financial statements for the year ended December 31, 2014, with this proxy statement, although the Annual Report is not a part of this proxy statement or a part of the proxy soliciting material.

By order of our Board of Directors, Douglas Dynamics, Inc.

Robert McCormick Executive Vice President, Chief Financial Officer and Secretary

Milwaukee, Wisconsin
March 31, 2015

        We will furnish to any stockholder, without charge, a copy of our 2014 Annual Report on Form 10-K (without exhibits). Requests for our Form 10-K can be made in writing and addressed to Investor Relations, Douglas Dynamics, Inc., 7777 N. 73rd Street, Milwaukee, WI 53223, or via telephone at (414) 354-2310. The Form 10-K can also be viewed or requested on our website (www.douglasdynamics.com).

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X Douglas Dynamics, Inc. 021GCB 3 2 D V + q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + Change of Address — Please print your new address below. Comments — Please print your comments below. B Non-Voting Items A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3. For Against Abstain 2. Advisory vote (non-binding) to approve the compensation of the Company’s named executive officers. For Against Abstain 3. The ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. 01 - James L. Packard 02 - Kenneth W. Krueger 03 - James L. Janik 1. Election of Directors: For Withhold For Withhold For Withhold IMPORTANT ANNUAL MEETING INFORMATION MMMMMMMMMMMM MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE SACKPACK MMMMMMM 2 3 2 8 3 9 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T C123456789 Admission Ticket

q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q . Notice of 2015 Annual Meeting of Stockholders The Pfister Hotel, 424 East Wisconsin Avenue, Milwaukee, WI 53202 Proxy Solicited by Board of Directors for Annual Meeting - April 29, 2015 The undersigned hereby appoints James Janik and Robert McCormick, and either of them, each with the power of substitution, as proxies for the undersigned to attend the Annual Meeting of Stockholders of Douglas Dynamics, Inc. (the “Company”) on April 29, 2015 at 2:00 p.m. local time, and any adjournments or postponements thereof, and to vote all shares of the common stock of the Company that the undersigned is entitled to vote upon each of the matters referred to in the Proxy Statement for the Annual Meeting as designated on the reverse side, and, at their discretion, upon such other matters as may properly come before the Annual Meeting. If you own shares of the Company’s common stock through the Douglas Dynamics, L.L.C. 401(k) Plan, your vote will provide voting instructions to the trustee(s) of the plan. If no instructions are given, the trustee(s) will vote your shares as described in the proxy statement. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. IMPORTANT — THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE. Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on April 29, 2015. The Douglas Dynamics, Inc. proxy statement for the 2015 Annual Meeting of Stockholders and the 2014 Annual Report to Stockholders are available at http://ir.douglasdynamics.com/index.cfm. Proxy — Douglas Dynamics, Inc. 2015 Annual Meeting Admission Ticket 2015 Annual Meeting of Douglas Dynamics, Inc. Stockholders April 29, 2015 2:00 pm Local Time The Pfister Hotel, 424 East Wisconsin Avenue, Milwaukee, WI 53202 Upon arrival, please present this admission ticket and photo identification at the registration desk.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X Douglas Dynamics, Inc. 021GDB 1 U P X + q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below B Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3. For Against Abstain 2. Advisory vote (non-binding) to approve the compensation of the Company’s named executive officers. For Against Abstain 3. The ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015. 01 - James L. Packard 02 - Kenneth W. Krueger 03 - James L. Janik 1. Election of Directors: For Withhold For Withhold For Withhold IMPORTANT ANNUAL MEETING INFORMATION 2 3 2 8 3 9 2

q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q . Notice of 2015 Annual Meeting of Stockholders The Pfister Hotel, 424 East Wisconsin Avenue, Milwaukee, WI 53202 Proxy Solicited by Board of Directors for Annual Meeting - April 29, 2015 The undersigned hereby appoints James Janik and Robert McCormick, and either of them, each with the power of substitution, as proxies for the undersigned to attend the Annual Meeting of Stockholders of Douglas Dynamics, Inc. (the “Company”) on April 29, 2015 at 2:00 p.m. local time, and any adjournments or postponements thereof, and to vote all shares of the common stock of the Company that the undersigned is entitled to vote upon each of the matters referred to in the Proxy Statement for the Annual Meeting as designated on the reverse side, and, at their discretion, upon such other matters as may properly come before the Annual Meeting. If you own shares of the Company’s common stock through the Douglas Dynamics, L.L.C. 401(k) Plan, your vote will provide voting instructions to the trustee(s) of the plan. If no instructions are given, the trustee(s) will vote your shares as described in the proxy statement. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. IMPORTANT — THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE. Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on April 29, 2015. The Douglas Dynamics, Inc. proxy statement for the 2015 Annual Meeting of Stockholders and the 2014 Annual Report to Stockholders are available at http://ir.douglasdynamics.com/index.cfm. Proxy — Douglas Dynamics, Inc.